The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-249058

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2022

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated September 25, 2020)

Lincoln National Corporation

Depositary Shares, each representing a 1/25th Interest in a Share of    % Fixed Rate Reset Non-cumulative Preferred Stock, Series C

Each of the depositary shares offered hereby (the “Depositary Shares”) represents a 1/25th interest in a share of    % Fixed Rate Reset Non-Cumulative Preferred Stock, Series C, $25,000 liquidation preference per share (equivalent to $1,000.00 per Depositary Share) (the “Series C Preferred Stock”) of Lincoln National Corporation, deposited with Equiniti Trust Company, as depositary (the “Depositary”). The Depositary Shares are evidenced by depositary receipts. As a holder of Depositary Shares, you are entitled to a proportional fractional interest in all rights and preferences of the Series C Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise these rights through the Depositary.

We will pay dividends on the Series C Preferred Stock only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends. Any such dividends will be payable on a non-cumulative basis, semiannually in arrears on the first day of March and September of each year, commencing on March 1, 2023. Dividends will accrue (i) from the date of original issue to, but excluding March 1, 2028 (the “First Reset Date”) at a fixed rate per annum of    %, and (ii) from, and including, the First Reset Date, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus    %. Payment of dividends on the Series C Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement. Distributions will be made in respect of the Depositary Shares if and to the extent dividends are paid on the Series C Preferred Stock.

Dividends on the Series C Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series C Preferred Stock for any dividend period, then any accrued dividends for that dividend period shall cease to accrue and be payable. If our board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period.

We may, at our option, redeem the Series C Preferred Stock, (a) in whole but not in part within 90 days after the occurrence of a rating agency event at a redemption price equal to 102% of the stated amount of a share of Series C Preferred Stock (initially, $25,500 per share of Series C Preferred Stock, equivalent to $1,020 per Depositary Share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date; and (b)(i) in whole but not in part within 90 days after the occurrence of a regulatory capital event, or (ii) in whole or in part, from time to time, during the three-month period prior to March 1, 2028, and during the three-month period prior to each Reset Date thereafter in each case, at a redemption price equal to the stated amount of a share of Series C Preferred Stock (initially, $25,000 per share of Series C Preferred Stock, equivalent to $1,000 per Depositary Share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. See “Description of the Series C Preferred Stock — Optional Redemption.” If we become subject to capital adequacy supervision that includes group-wide prescribed capital adequacy requirements and the Series C Preferred Stock is included in our regulatory capital, the redemption of the Series C Preferred Stock may be subject to our receipt of any required prior approval from a capital regulator of ours and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator. If we redeem the Series C Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. Neither you, as a holder of Depositary Shares, nor the Depositary will have the right to require the redemption or repurchase of the Series C Preferred Stock or the Depositary Shares.

The Series C Preferred Stock will have the voting rights described under “Description of the Series C Preferred Stock — Voting Rights” on page S-21. A holder of Depositary Shares will be entitled to direct the Depositary to vote in such circumstances. See “Description of the Depositary Shares — Voting of the Depositary Shares” on page S-25.

Concurrently with this offering, we may also offer depositary shares, each representing a 1/1,000th interest in a share of our non-cumulative preferred stock, Series D, with a liquidation preference of $25,000 per share ($25.00 per depositary share) (the “Series D Preferred Stock”) (such offering, if any, the “Concurrent Preferred Offering”). See “Prospectus Supplement Summary — Potential Concurrent Preferred Offering.”

Investing in the Depositary Shares and the underlying Series C Preferred Stock involves risks. See “Risk Factors ” beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)		Underwriting discount		Proceeds to us, before expenses
Per Depositary Share		%		%		%
Total	$		$		$

(1)	The price to the public does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be , 2022.

Neither the Depositary Shares nor the underlying Series C Preferred Stock will be listed on any securities exchange. Currently, there is no public market for either the Depositary Shares or the Series C Preferred Stock.

The underwriters expect to deliver the Depositary Shares in book-entry form only, through the facilities of The Depository Trust Company, Clearstream Bank, société anonyme or Euroclear Bank S.A./N.V., as the case may be, on or about                , 2022 against payment therefor in immediately available funds.

Joint Bookrunners

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan Securities	Wells Fargo Securities

                , 2022

PROSPECTUS SUPPLEMENT

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus. We and the underwriters take no responsibility for any other information that others may give you. This prospectus supplement and the accompanying base prospectus are an offer to sell only the Depositary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference is accurate only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Depositary Shares in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “LNC,” “we,” “us,” and “our” or similar terms are to Lincoln National Corporation and not to its subsidiaries.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, certain statements made, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•

The continuation of the COVID-19 pandemic, or future outbreaks of COVID-19, and uncertainty surrounding the length and severity of future impacts on the global economy and on our business, results of operations and financial condition;

•	Weak general economic and business conditions that may affect demand for our products, account values, investment results, guaranteed benefit liabilities, premium levels and claims experience;

•

Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations;

•

Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries’ products; the required amount of reserves and/or surplus; our ability to conduct business and our captive reinsurance arrangements as well as restrictions on the payment of revenue sharing and 12b-1 distribution fees;

•	The impact of U.S. federal tax reform legislation on our business, earnings and capital;

•

The impact of Regulation Best Interest or other regulations adopted by the SEC, the Department of Labor or other federal or state regulators or self-regulatory organizations relating to the standard of care owed by investment advisers and/or broker-dealers that could affect our distribution model;

•	Actions taken by reinsurers to raise rates on in-force business;

•	Declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses, estimated gross profits and demand for our products;

•

Rapidly increasing interest rates causing contract holders to surrender life insurance and annuity policies, thereby causing realized investment losses, and reduced hedge performance related to variable annuities;

•	The impact of the implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the regulation of derivatives transactions;

•	The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in

S-iii

businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

•

A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries’ products; a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products; an acceleration of the net amortization of deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), deferred sales inducements (“DSI”) and deferred front-end loads (“DFEL”); and an increase in liabilities related to guaranteed benefit features of our subsidiaries’ variable annuity products;

•

Ineffectiveness of our risk management policies and procedures, including various hedging strategies used to offset the effect of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•

A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products, in establishing related insurance reserves and in the net amortization of DAC, VOBA, DSI and DFEL, which may reduce future earnings;

•

Changes in accounting principles that may affect our business, results of operations and financial condition, including the adoption effective January 1, 2023, of Financial Accounting Standards Board Accounting Standards Update 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts;

•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•

Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on financial assets;

•

Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches of our data security systems;

•	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;

•

The inability to realize or sustain the benefits we expect from, greater than expected investments in, and the potential impact of efforts related to, our strategic initiatives, including the Spark Initiative;

•	The adequacy and collectability of reinsurance that we have obtained;

•	Future pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;

•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•	The unknown effect on our subsidiaries’ businesses resulting from evolving market preferences and the changing demographics of our client base; and

•	The unanticipated loss of key management, financial planners or wholesalers.

S-iv

The risks and uncertainties included here are not exhaustive. Other sections of this prospectus supplement, including “Risk Factors” beginning on page S-8, our Annual Report on Form 10-K for the year ended December 31, 2021, and other reports that we file with the SEC, include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus supplement.

S-v

AVAILABLE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-249058) with respect to the securities that we are offering through this prospectus supplement and the accompanying base prospectus. This registration statement, together with all amendments, exhibits and documents incorporated by reference, is referred to as the “registration statement.” This prospectus supplement does not contain all of the information included in the registration statement. Certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement.

S-vi

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus, and information in documents that we file after the date of this prospectus supplement and before the termination of the offering will automatically update information in this prospectus supplement and the accompanying base prospectus.

We incorporate by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•

those portions of our Proxy Statement for our 2022 Annual Meeting of Shareholders which were also incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022;

•	our Current Reports on Form 8-K filed March 1, 2022, March 7, 2022, April 11, 2022 and June 1, 2022; and

•

any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities offered by this prospectus supplement and the accompanying prospectus.

S-vii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in any Depositary Shares. You should read carefully this entire prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision to purchase any Depositary Shares, especially the risks of investing in any Depositary Shares discussed in the section entitled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus.

For the latest financial statements of LNC, a detailed description of LNC’s business, management’s discussion and analysis of LNC’s financial condition and results of operations, and other important information concerning LNC, please refer to our Annual Report on Form 10-K for the year ended December 31, 2021 and the other documents filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying base prospectus. For more information, see “Documents Incorporated by Reference” in this prospectus supplement.

LNC

LNC is a holding company that operates multiple insurance and retirement businesses through subsidiary companies. We sell a wide range of wealth protection, accumulation, retirement income and group protection products and solutions through our four business segments:

•	Annuities;

•	Retirement Plan Services;

•	Life Insurance; and

•	Group Protection.

We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.

Corporate Information

LNC was organized under the laws of the state of Indiana in 1968. We currently maintain our principal executive offices at 150 N. Radnor Chester Road, in Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400. “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies.

The Offering

Issuer	Lincoln National Corporation.

Securities Offered	depositary shares (the “Depositary Shares”), each representing a 1/25th interest in a share of % Fixed Rate Reset Non-Cumulative Preferred Stock, Series C, $25,000 liquidation preference per share (equivalent to $1,000.00 per Depositary Share) (the “Series C Preferred Stock”) of Lincoln National Corporation, deposited with Equiniti Trust Company, as depositary (the “Depositary”). Each holder of a Depositary Share will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series C Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Further Issuances	We may from time to time elect to issue additional Depositary Shares, and all the additional shares would be deemed to form a single series with the Depositary Shares offered by this prospectus supplement; provided that we will only issue additional Depositary Shares if they are fungible for tax purposes with the originally issued Depositary Shares offered by this prospectus supplement.

Dividends	We will pay dividends on the Series C Preferred Stock only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends. Any such dividends will be payable on a non-cumulative basis, semiannually in arrears on the first day of March and September of each year commencing on March 1, 2023. Any such dividends will be distributed to holders of the Depositary Shares in the manner described under “Description of the Depositary Shares — Dividends and Other Distributions.”

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series C Preferred Stock and will end on, but exclude, the March 1, 2023 dividend payment date.

Dividends will accrue on the liquidation preference of $25,000 per share (i) from the date of original issue to, but excluding, March 1, 2028 (the “First Reset Date”) at a fixed rate per annum of %, and (ii) from, and including, the First Reset Date, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus %.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period. LNC will give notice of the relevant five-year treasury rate as soon as practicable to the Depositary and the holders of the Series C Preferred Stock. The applicable dividend rate for each reset period will be determined by a calculation agent, as of the applicable reset dividend determination date. Dividends will be paid semiannually in arrears on the first day of March and September of each year, commencing on March 1, 2023.

Dividends on the Series C Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series C Preferred Stock for any dividend period, then any accrued dividends for that dividend period shall cease to accrue and be payable. If our board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period.

So long as any Series C Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series C Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside:

•

no dividend shall be paid or declared or set aside for payment, and no distribution may be made, on our common stock or any other shares of our junior stock (as defined herein) (other than a dividend payable solely in shares of stock that rank junior to the Series C Preferred Stock in the payment of dividends in the distribution of assets on any liquidation, dissolution or winding up of LNC); and

•

no monies may be paid or made available for a sinking fund for the redemption or retirement of common stock or other junior stock nor shall any shares of junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock that ranks junior to the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of LNC and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock that ranks junior to the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of LNC) during a dividend period.

If our board or a duly authorized committee of the board elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the Series C Preferred Stock or any dividend parity stock (as defined below), then to the extent permitted by the terms of the Series C Preferred Stock and each outstanding series of dividend parity stock such partial dividends shall be declared on the Series C Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. See “Description of the Series C Preferred Stock — Dividends.”

Payment of dividends on the Series C Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series C Preferred Stock — Dividends” below.

Dividend Payment Dates	The first day of March and September of each year, commencing on March 1, 2023, subject to adjustment for business days as provided below. If any dividend payment date is not a business day, then the dividend with respect to that dividend payment date, as and if declared, will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. “Business day” means any day other than a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close. See “Description of the Series C Preferred Stock — Dividends.”

Optional Redemption

We may, at our option, redeem the Series C Preferred Stock, (a) in whole but not in part within 90 days after the occurrence of a rating agency event (as defined in “Description of the Series C Preferred Stock — Optional Redemption.”) at a redemption price equal to 102% of the stated amount of a share of Series C Preferred Stock (initially, $25,500 per share of Series C Preferred Stock, equivalent to $1,020 per Depositary Share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole but not in part within 90 days after the occurrence of a regulatory capital event (as defined in “Description of the Series C Preferred Stock — Optional Redemption”), or (ii) in whole or in part, from time to time, during the three-month period prior to March 1, 2028, and during the three-month period prior to each Reset Date thereafter in each case, at a redemption price equal to the stated amount of a share of Series C Preferred Stock (initially, $25,000 per share of Series C Preferred Stock, equivalent to $1,000 per Depositary Share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. If we become subject to capital adequacy supervision that includes group-

wide prescribed capital adequacy requirements and the Series C Preferred Stock is included in our regulatory capital, the redemption of the Series C Preferred Stock may be subject to our receipt of any required prior approval from a capital regulator of ours and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator. The Series C Preferred Stock will not be subject to any sinking fund or other obligation of LNC to redeem, repurchase or retire the Series C Preferred Stock. See “Description of the Series C Preferred Stock — Optional Redemption.” If we redeem the Series C Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares.

Maturity Date	The Series C Preferred Stock does not have any maturity date, and we are not required to redeem the Series C Preferred Stock. Accordingly, all shares of the Series C Preferred Stock and, in turn, the Depositary Shares will remain outstanding indefinitely, unless and until we decide to redeem them.

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately $ million, after deducting the underwriting discounts and estimated expenses payable by us. We intend to use a portion of the net proceeds from this offering and the Concurrent Preferred Offering, if any, to fund part of the repayment upon maturity of our 4.00% Senior Notes due September 1, 2023 of which $500 million principal amount was outstanding as of the date hereof. We intend to use the remainder of the net proceeds from this offering for general corporate purposes. For further information, see “— Concurrent Preferred Offering,” and “Use of Proceeds.”

Ranking	The Series C Preferred Stock:

•

will rank senior to our junior stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up. Junior stock includes our common stock and any other class of stock that we may issue that ranks junior to the Series C Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of LNC;

•

will rank senior to or equally with each other series of our preferred stock that we may issue with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, and will rank equally with our Series D Preferred Stock that may be issued in a Concurrent Preferred Offering, if any; see “Prospectus Supplement Summary — Potential Concurrent Preferred Offering”; and

•	junior to all existing and future indebtedness and other non-equity claims on us.

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding-up of LNC, holders of the Series C Preferred Stock are entitled to receive out of the assets of LNC available for distribution to shareholders, before any distribution is made to holders of common stock or other junior stock, a liquidating distribution in the amount of $25,000 per share of Series C Preferred Stock (equivalent to $1,000.00 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Series C Preferred Stock and any parity stock and only to the extent of LNC’s assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series C Preferred Stock — Liquidation Rights.”

Voting Rights	Except as otherwise provided by law, every holder of Series C Preferred Stock will have the right at every shareholders’ meeting to one vote for each share of Series C Preferred Stock standing in such holder’s name on the books of LNC on the date established by the board as the record date for determination of shareholders entitled to vote at such meeting. See “Description of the Series C Preferred Stock — Voting Rights.” Holders of Depositary Shares must act through the Depositary to exercise any voting rights. See “Description of the Depositary Shares — Voting of the Depositary Shares.”

Preemptive Rights	Holders of the Series C Preferred Stock will have no preemptive rights.

Certain Material U.S. Federal Income Tax Consequences	If you are a noncorporate U.S. holder of Depositary Shares, dividends paid to you will be taxable to you at the preferential rates applicable to long-term capital gain subject to certain requirements described herein. If you are taxable as a corporation, except as described herein under “Certain Material U.S. Federal Income Tax Consequences — U.S. Holders — Distributions on Series C Preferred Stock,” dividends generally may be eligible for a dividends-received deduction. If you are a non-U.S. holder of Depositary Shares, dividends paid to you are subject to withholding tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the Depositary Shares and the underlying Series C Preferred Stock, see “Certain Material U.S. Federal Income Tax Consequences.”

Listing	Neither the Depositary Shares nor the underlying Series C Preferred Stock will be listed on any national securities exchange or included in any automated quotation system.

Form	The Depositary Shares will be represented by global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, referred to as “DTC.” This means that you will not receive a certificate for your Depositary Shares except under limited circumstances described herein.

Transfer Agent and Registrar	Equiniti Trust Company.

Depositary	Equiniti Trust Company.

Delivery and Clearance	Global securities representing the Depositary Shares will be deposited with a custodian for, and registered in the name of, a nominee of DTC. You may hold an interest in the Depositary Shares through DTC, Clearstream Bank, société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System, directly as a participant of any such system or indirectly through organizations that are participants in such systems.

Governing Law (Series C Preferred Stock)	The State of Indiana.

Governing Law (Depositary Shares)	The State of New York.

Risk Factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should consider carefully before investing in the Depositary Shares representing interests in the Series C Preferred Stock.

Potential Concurrent Preferred Offering

Concurrently with this offering, we may also offer depositary shares, each representing a 1/1,000th interest in a share of a separate series of preferred stock, with a liquidation preference of $25,000 per share ($25.00 per depositary share) (such offering, if any, the “Concurrent Preferred Offering”). The Concurrent Preferred Offering, if any, would be made by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities that may be offered in the Concurrent Preferred Offering. The closing of this offering and the Concurrent Preferred Offering, if any, would not be conditioned on each other.

RISK FACTORS

Your investment in the Depositary Shares and the underlying Series C Preferred Stock involves risks. You should carefully consider the risks described below as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our financial statements and the notes thereto, before making an investment decision. For a discussion of the risks related to our business, see Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus supplement. The risks and uncertainties described below and incorporated by reference into this prospectus supplement and the accompanying base prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of the Depositary Shares could decline substantially.

General Market Conditions and Unpredictable Factors Could Adversely Affect Market Prices for the Depositary Shares.

There can be no assurance about the market prices for the Depositary Shares. Several factors, many of which are beyond our control, will influence the market value of the Depositary Shares. Factors that might influence the market value of the Depositary Shares include:

•	whether dividends have been declared and are likely to be declared on the Series C Preferred Stock from time to time;

•	our creditworthiness;

•	the market for similar securities;

•	the number of holders;

•	prevailing interest rates;

•	additional issuances by us of other classes of preferred stock; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, if you purchase Depositary Shares, whether in this offering or in the secondary market, the Depositary Shares may trade at a discount to the price that you paid for them.

The Shares of Series C Preferred Stock Are Equity and Are Subordinate to Our Existing and Future Indebtedness.

The shares of Series C Preferred Stock are equity interests in LNC and do not constitute indebtedness. As such, the Series C Preferred Stock will rank junior to all indebtedness and other non-equity claims on LNC with respect to assets available to satisfy claims on LNC, including in a liquidation of LNC. In addition, the Series C Preferred Stock is effectively subordinated to all existing and future indebtedness and other liabilities, including insurance policy-related liabilities, of our subsidiaries, other than any such obligations guaranteed on a senior basis by our subsidiaries. As of September 30, 2022, LNC’s total indebtedness was approximately $6.46 billion and our subsidiaries had approximately $159.9 billion of insurance policy-related liabilities that effectively rank and would effectively rank senior to the Series C Preferred Stock and future preferred stock. Our subsidiaries may incur further indebtedness in the future. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series C Preferred Stock (a) dividends are payable only if declared by LNC’s board of directors (or a duly authorized committee of the board) and (b) dividends and any redemption price, if applicable, may be paid by LNC, as a corporation, only out of lawfully available funds.

The Depositary Shares Are Fractional Interests in the Shares of the Series C Preferred Stock.

We are issuing fractional interests in shares of the Series C Preferred Stock in the form of Depositary Shares. Accordingly, the Depositary will rely on the payments it receives on the Series C Preferred Stock to fund all payments on the Depositary Shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

Your Economic Interests in the Underlying Series C Preferred Stock Represented by the Depositary Shares Could Be Adversely Affected by the Issuance of Additional Preferred Shares, Including Additional Shares of Series C Preferred Stock, and by Other Transactions.

The issuance of additional shares of preferred stock on parity with or senior to the Series C Preferred Stock would adversely affect the economic interests of the holders of the Series C Preferred Stock and the Depositary Shares, and any issuance of shares of preferred stock senior to the Series C Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series C Preferred Stock in the event of our liquidation, dissolution or winding-up. As indicated under “Prospectus Supplement Summary — Concurrent Preferred Offering”, we are offering shares of Series C Preferred Stock concurrently with this offering. See “—There May Be Future Sales of Preferred Shares or the Depositary Shares, Which May Adversely Affect the Market Price of the Depositary Shares”.

Holders May Not Receive Dividends on the Series C Preferred Stock.

Dividends on the Series C Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of the Series C Preferred Stock and, in turn, the Depositary Shares would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to any other preferred stock we may issue.

In addition, dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment if LNC fails to comply, or if such act would cause LNC to fail to comply, with applicable laws, rules and regulations (including, to the extent LNC becomes subject to a capital adequacy supervision that includes group-wide prescribed capital adequacy requirements and the Series C Preferred Stock is included in our regulatory capital).

The Dividend Rate Will Reset on the First Reset Date and Each Subsequent Reset Date and Any Dividends Declared May be Less Than the Initial Fixed Rate of     % Per Annum in Effect Until the First Reset Date.

The dividend rate per annum on the Series C Preferred Shares for each reset period will equal the five-year treasury rate as of the most recent reset dividend determination date plus     %. Therefore, any dividends declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. LNC has no control over the factors that may affect U.S. Treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury rates.

The Historical Five-Year U.S. Treasury Rates are Not an Indication of Future Five-Year U.S. Treasury Rates.

In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time after the First Reset Date, and you should not take the historical U.S. Treasury rates as an indication of future rates.

We May Redeem the Series C Preferred Stock Within 90 Days After The Occurrence of a Rating Agency Event or a Regulatory Capital Event or During the Three-Month Period Prior to March 1, 2028 and During the Three-Month Period Prior to Each Reset Date.

The Series C Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series C Preferred Stock may be redeemed by LNC at its option, (a) in whole but not in part within 90 days after the occurrence of a rating agency event at a redemption price equal to 102% of the stated amount of a share of Series C Preferred Stock (initially, $25,500 per share of Series C Preferred Stock, equivalent to $1,020 per Depositary Share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole but not in part within 90 days after the occurrence of a regulatory capital event, or (ii) in whole or in part, from time to time, during the three-month period prior to March 1, 2028, and during the three-month period prior to each Reset Date thereafter in each case, at a redemption price equal to the stated amount of a share of Series C Preferred Stock (initially, $25,000 per share of Series C Preferred Stock, equivalent to $1,000 per Depositary Share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. If we become subject to capital adequacy supervision that includes group-wide prescribed capital adequacy requirements and the Series C Preferred Stock is included in our regulatory capital, the redemption of the Series C Preferred Stock may be subject to our receipt of any required prior approval from a capital regulator of ours and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator.

Any decision LNC may make at any time to redeem the Series C Preferred Stock will depend upon, among other things, LNC’s evaluation of its capital position, the composition of its stockholders’ equity and general market conditions at that time. Events that would constitute a rating agency event or a regulatory capital event could occur at any time and could result in the Series C Preferred Stock being redeemed earlier than would otherwise be the case. If LNC chooses to redeem the Series C Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate or interest as high as the dividend payable on the Series C Preferred Stock.

If We Are Not Paying Full Dividends on Any Outstanding Parity Stock, We Will Not Be Able to Pay Full Dividends on the Series C Preferred Stock.

When dividends are not paid in full on the shares of Series C Preferred Stock or any shares of parity stock for a dividend period, all dividends declared with respect to shares of Series C Preferred Stock and all parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series C Preferred Stock for such dividend period and all parity stock for such dividend period bear to each other. Therefore, if LNC is not paying full dividends on any outstanding parity stock, LNC will not be able to pay full dividends on the Series C Preferred Stock and, in turn, the Depositary Shares.

Our Ability to Pay Dividends on the Series C Preferred Stock Is Dependent Upon Distributions From Our Subsidiaries, But Our Subsidiaries’ Ability to Make Distributions is Limited By Law and Certain Other Considerations.

We are a holding company operating primarily through our insurance subsidiaries, and our primary assets are our equity interests in those subsidiaries. As a holding company, we are dependent on dividends, returns of capital and interest income from our subsidiaries to meet our obligations and pay dividends. These subsidiaries are separate legal entities and have no obligation to pay any amounts due under LNC’s obligations or to make any funds available for any dividend payments. Our subsidiaries are not required to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

As described in our Form 10-K for the year ended December 31, 2021, our insurance subsidiaries are subject to certain insurance department regulatory restrictions related to the transfer of funds and payment of dividends to LNC, including statutory limitations on the amount of dividends that can be paid. Under Indiana laws and regulations, our Indiana insurance subsidiaries, including our primary insurance subsidiary, The Lincoln National Life Insurance Company (“LNL”), may pay dividends to LNC without prior approval of the Indiana Insurance Commissioner (the “Commissioner”) only from unassigned surplus or must receive prior approval of the Commissioner to pay a dividend if such dividend, along with all other dividends paid within the preceding 12 consecutive months, would exceed the statutory limitation. The current statutory limitation is the greater of 10% of the insurer’s contract holders’ surplus, as shown on its last annual statement on file with the Commissioner or the insurer’s statutory net gain from operations for the previous 12 months, but in no event to exceed statutory unassigned surplus. Indiana law gives the Commissioner broad discretion to disapprove requests for dividends in excess of these limits. LNL’s subsidiary Lincoln Life & Annuity Company of New York, a New York-domiciled insurance company, is bound by similar restrictions under New York law, with the applicable statutory limitation on dividends equal to the lesser of 10% of surplus to contract holders as of the end of the immediately preceding calendar year or net gain from operations for the immediately preceding calendar year, not including realized capital gains. Indiana law also provides that following the payment of any dividend, the insurer’s contract holders’ surplus must be reasonable in relation to its outstanding liabilities and adequate for its financial needs, and permits the Commissioner to bring an action to rescind a dividend that violates these standards. In the event the Commissioner determines that the contract holders’ surplus of one subsidiary is inadequate, the Commissioner could use his or her broad discretionary authority to seek to require us to apply payments received from another subsidiary for the benefit of that insurance subsidiary.

In addition, payments of dividends and advances or repayment of funds to us by our insurance subsidiaries are restricted by the applicable laws of their respective jurisdictions requiring that our insurance subsidiaries hold a specified amount of minimum reserves in order to meet future obligations on their outstanding policies.

Finally, LNC and/or its insurance subsidiaries may seek to maintain the capitalization of such insurance subsidiaries at certain target levels, which could constrain the payments of dividends to LNC. These restrictions on LNC’s subsidiaries may limit or prevent such subsidiaries from making dividend payments to LNC in an amount sufficient to fund LNC’s payment of dividends on the Series C Preferred Stock and, in turn, the Depositary Shares.

An Active Trading Market for the Depositary Shares and the Underlying Series C Preferred Stock May Not Develop.

We do not intend to list the Series C Preferred Stock or the Depositary Shares on any securities exchange or to include them in any automated quotation system. The Depositary Shares and the underlying Series C Preferred Stock do not have an established trading market. We cannot assure you that an active trading market for the Depositary Shares will develop or, if a trading market does develop, be sustained or that holders of the Depositary Shares will be able to sell their Depositary Shares easily, at favorable prices or at all. The difference between bid and ask prices in any secondary market for the Depositary Shares could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Depositary Shares, and holders of the Depositary Shares (which do not have a maturity date) may be required to bear the financial risks of an investment in the Depositary Shares for an indefinite period of time.

The Voting Rights of Holders of the Depositary Shares May Be Limited.

Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Series C Preferred Stock. Although each Depositary Share is entitled to 1/25th of a vote, the Depositary can only vote whole shares of Series C Preferred Stock. While the Depositary will vote the maximum number of whole shares of the Series C Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the Depositary Shares will not be voted. In addition, other than certain fundamental changes, changes in the terms of the Series C Preferred Stock, in the case of certain dividend non-payments and as otherwise required by applicable law, the shares of Series C Preferred Stock would vote together with LNC’s common stock in a single class and therefore the relative voting power of the Series C Preferred Stock would be substantially diminished.

A Downgrade, Suspension or Withdrawal of, or Change in, the Methodology Used to Determine Any Rating Assigned by a Rating Agency to LNC or Its Securities, Including the Series C Preferred Stock, Could Cause the Liquidity or Trading Price of the Series C Preferred Stock to Decline Significantly.

Real or anticipated changes in the credit ratings assigned to the Depositary Shares, the Series C Preferred Stock or LNC’s credit ratings generally could affect the trading price of the Depositary Shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the Depositary Shares of any changes in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for LNC and its securities, including the Depositary Shares and the Series C Preferred Stock, based on their overall view of our industry. A negative change in our rating or the ratings assigned to the Depositary Shares and the Series C Preferred Stock could have an adverse effect on the price of the Depositary Shares.

The rating agencies that currently or may in the future publish a rating for LNC, the Depositary Shares or the Series C Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Depositary Shares or the Series C Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Depositary Shares or the Series C Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the Depositary Shares or the Series C Preferred Stock are subsequently lowered or “notched” further, the trading price of the Depositary Shares could be negatively affected.

On November 2, 2022, Moody’s Investor Service changed its outlook on LNC and its subsidiaries to negative from stable. On November 3, 2022, S&P Global Rating downgraded LNC’s long-term debt rating from A- to BBB+. On November 4, 2022, Fitch Ratings revised its rating outlook on LNC to negative from stable. On November 9, 2022, AM Best downgraded the long-term issuer credit ratings of LNC from A- to BBB+ and revised its outlook from stable to negative. There can be no assurance that these ratings will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if in that rating agency’s judgment future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. For more information, see “— Liquidity and Capital Position — A decrease in the capital and surplus of our insurance subsidiaries may result in a downgrade to our credit and insurer financial strength ratings” in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021.

There May Be Future Sales of Preferred Shares or the Depositary Shares, Which May Adversely Affect the Market Price of the Depositary Shares.

We are not restricted from issuing additional securities similar to the Series C Preferred Stock or Depositary Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series C Preferred Stock or Depositary Shares. Holders of the Series C Preferred Stock or the Depositary Shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Depositary Shares could decline as a result of sales of Series C

Preferred Stock or Depositary Shares or of other similar securities made after this offering or the perception that such sales could occur. As indicated under “Prospectus Supplement Summary — Concurrent Preferred Offering”, we are offering shares of Series C Preferred Stock concurrently with this offering. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Depositary Shares bear the risk of our future offerings reducing the market price of the Depositary Shares and diluting their holdings in the Series C Preferred Stock. See “—Your Economic Interests in the Underlying Series C Preferred Stock Represented by the Depositary Shares Could Be Adversely Affected by the Issuance of Additional Preferred Shares, Including Additional Shares of Series C Preferred Stock, and by Other Transactions”.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $        million, after deducting the underwriting discounts and estimated expenses payable by us. We intend to use a portion of the net proceeds from this offering and the Concurrent Preferred Offering, if any, to fund part of the repayment upon maturity of our 4.00% Senior Notes due September 1, 2023 of which $500 million principal amount was outstanding as of the date hereof. We intend to use the remainder of the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2022:

•	on an actual basis; and

•	on an as-adjusted basis to give effect to the receipt of estimated net proceeds of approximately $ million in this offering.

The following data is qualified in its entirety by, and should be read in conjunction with, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and our other financial information incorporated in this prospectus supplement by reference.

	As of September 30, 2022
	Actual	As Adjusted(1)
	(In millions)
Short-term debt	$500		$500
Long-term debt	5,959		5,959

Total debt	6,459		6,459

Stockholders’ equity:
Preferred stock
Series C Preferred Stock offered hereby	—
Common stock	4,534		4,534
Retained earnings	6,311		6,311
Accumulated other comprehensive income (loss)	(8,628)		(8,628)

Total stockholders’ equity	2,217

Total capitalization	$8,676	$

(1)	Reflects this offering of Depositary Shares, assuming gross proceeds of $ , net of related issuance costs of $ . See “Use of Proceeds” in this prospectus supplement.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

The following description of the particular terms of the Series C Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions described under the caption “Description of Securities We May Sell — Common Stock and Preferred Stock” in the accompanying base prospectus.

The following summary of the terms and provisions of the Series C Preferred Stock does not describe every aspect of the Series C Preferred Stock and is subject to, and qualified in its entirety by, all the provisions of our restated articles of incorporation, and the articles of amendment creating the Series C Preferred Stock, which will be included as an exhibit to a current report on Form 8-K filed with the SEC.

The Depositary will be the sole holder of the Series C Preferred Stock, as described under “Description of the Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series C Preferred Stock shall mean the Depositary. However, holders of the Depositary Shares will be entitled through the Depositary to exercise the rights and preferences of the Series C Preferred Stock, as described under “Description of the Depositary Shares.” Beneficial interests in the Depositary Shares will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners in DTC. So long as the Depositary Shares are held in book-entry form through DTC, or its nominee, DTC, or its nominee, will be considered the sole owner of the Depositary Shares. See “Description of the Depositary Shares — Book-Entry; Delivery and Form.”

General

Our authorized capital stock includes 10,000,000 shares of preferred stock. Our prior Series A preferred stock and Series B preferred stock have been redeemed and as of the date hereof no shares of preferred stock are outstanding. As indicated under “Summary — Concurrent Preferred Offering”, the Series C Preferred Stock being offered in the Concurrent Preferred Offering is being offered concurrently with this offering.

Our restated articles of incorporation provide that the board of directors is authorized to determine and state in the manner provided by law the rights, preferences, qualifications, limitations and restrictions (other than voting rights) of the preferred stock, including the Series C Preferred Stock. Our restated articles of incorporation provide that the preferred stock may be issued in one or more series for such an amount of consideration as may be fixed from time to time by our board of directors, and our board of directors has authority to determine and state in the manner provided by law the designations and the relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) of each series. The shares of Series C Preferred Stock represented by Depositary Shares offered by this prospectus supplement and the accompanying prospectus are part of a single series of authorized preferred stock consisting initially of                 shares with a stated amount of $25,000 per share. We may from time to time, without notice to or the consent of holders of the Depositary Shares and the underlying Series C Preferred Stock, issue additional Series C Preferred Stock and the related Depositary Shares; provided that we will only issue additional Series C Preferred Stock and Depositary Shares if they are fungible for tax purposes with the originally issued Series C Preferred Stock and Depositary Shares offered by this prospectus supplement.

The additional shares of Series C Preferred Stock and the related Depositary Shares would be deemed to form a single series with the Series C Preferred Stock and the related Depositary Shares, respectively, offered by this prospectus supplement. Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock.

The articles of amendment setting forth the terms of the Series C Preferred Stock provide that the Series C Preferred Stock will rank senior to our junior stock (as defined herein). In addition, the articles of amendment setting forth the terms of the Series C Preferred Stock prohibit the issuance of any series of preferred stock senior to the Series C Preferred Stock in either the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of LNC. In addition, we will generally be able to pay dividends, any redemption price and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series C Preferred Stock will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series C Preferred Stock will not have preemptive or subscription rights to acquire more stock of LNC.

The Series C Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of LNC. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of LNC to redeem, repurchase or retire the Series C Preferred Stock.

Dividends

Dividends on the Series C Preferred Stock will not be mandatory. Holders of the Series C Preferred Stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends of the stated amount per share, under Indiana law, non-cumulative cash dividends that accrue for the relevant dividend period semiannually in arrears on the first day of March and September of each year, commencing on March 1, 2023. Dividends will accrue on the stated liquidation preference of $25,000 per share (i) from the date of original issue to, but excluding, March 1, 2028 (the “First Reset Date”) at a fixed rate per annum of     %, and (ii) from, and including, the First Reset Date, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus     %. Dividend payment dates are subject to adjustment for business days.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

For any reset period, the five-year treasury rate will be determined by the calculation agent on each reset dividend determination date. “Five-year treasury rate” means, as of any reset dividend determination date, as applicable:

(i)

the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update as of 5:00 p.m. (New York City time) on the reset dividend determination date, as determined by the calculation agent;

(ii)

if the five-year treasury rate cannot be determined pursuant to the methods described in clause (i) above, then the five-year treasury rate will be determined by interpolation between the average of the yields on actively traded U.S. Treasury securities for two series of actively traded U.S. Treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of any date of determination; and

(iii)

If the five-year treasury rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the five-year treasury rate will be the same interest rate as in effect for the prior period, or, in the event of the first period,     %.

“H.15 Daily Update” means the Selected Interest Rates (Daily) — H.15 release of the Federal Reserve Board, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

The applicable dividend rate for each reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the reset period. The calculation agent’s determination of any such dividend rate will be on file at our principal offices, will be made available to any holder of the Series C Preferred Shares upon request and will be final and binding in the absence of manifest error.

We will give notice of the relevant five-year treasury rate as soon as practicable to the Depositary and the holders of the Series C Preferred Shares.

A dividend period is the period from, and including, a dividend payment date (other than the initial dividend period, which shall commence on and include November    , 2022; provided that, for any share of Series C Preferred Stock issued after November    , 2022, the initial Dividend Period for such shares may commence on and include such other date as LNC’s board of directors or a duly authorized committee of the board of directors shall determine and publicly disclose, and shall end on, but exclude, the next dividend payment date.

Dividends will be payable to holders of record of the Series C Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). Dividend record dates will apply regardless of whether a particular dividend record date is a business day.

Dividends payable on the Series C Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is a day that is not a business day, then the dividend with respect to that dividend payment date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. “Business day” means any day other than a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

Dividends on the Series C Preferred Stock will not be cumulative. Accordingly, if LNC’s board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series C Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue, we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.

So long as any Series C Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series C Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•

no dividend shall be paid or declared or set aside for payment, and no distribution may be made, on our common stock or any other shares of our junior stock (as defined herein) (other than a dividend payable solely in shares of stock that rank junior to the Series C Preferred Stock in the payment of dividends in the distribution of assets on any liquidation, dissolution or winding up of LNC); and

•

no monies may be paid or made available for a sinking fund for the redemption or retirement of common stock or other junior stock nor shall any shares of junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock that ranks junior to the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of LNC and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock that ranks junior to the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of LNC) during a dividend period.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of LNC that ranks junior to the Series C Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon any liquidation, dissolution or winding-up of LNC.

If our board or a duly authorized committee of our board elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the Series C Preferred Stock or any class or series of our stock that ranks on a parity with the Series C Preferred Stock in the payment of current dividends (“dividend parity stock”), then to the extent permitted by the terms of the Series C Preferred Stock and each outstanding series of dividend parity stock such partial dividends shall be declared on the Series C Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such parity stock current in dividends, including undeclared dividends for past dividend periods.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of LNC that we may issue that ranks equally with the Series C Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of LNC, subject to the limits under LNC’s restated articles of incorporation and the Series C articles of amendment against creating any other class of stock that ranks equally with the preferred stock absent preferred stock approval. If we issue the Series D Preferred Stock in the potential Concurrent Preferred Offering, the Series D Preferred Stock would be parity stock. LNC may issue preferred stock that is parity stock from time to time in the future without the approval of holders of Series C Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other junior stock from time to time out of any funds legally available for such payment, and the Series C Preferred Stock shall not be entitled to participate in any such dividend. We do not currently have any junior stock other than common stock outstanding.

Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations (including, to the extent LNC becomes subject to regulation by a capital regulator, any applicable capital adequacy guidelines).

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of LNC, holders of the Series C Preferred Stock are entitled to receive out of assets of LNC available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock and any other junior stock, a liquidating distribution in an amount equal to the stated amount per share of Series C Preferred Stock (initially equivalent to $1,000.00 per Depositary Share), plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of LNC are not sufficient to pay the liquidation preferences in full to all holders of the Series C Preferred Stock and all holders of any class or series of our stock that ranks on a parity with the Series C Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up of LNC (the “liquidation preference parity stock”), the amounts paid to the holders of Series C Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock other than the Series C Preferred Stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends in the case of any holder of stock on which dividends accrue on a noncumulative basis (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series C Preferred Stock and any holders of liquidation preference parity stock, the holders of our other stock shall be entitled to receive all remaining assets of LNC according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of LNC with any other entity, including a merger or consolidation in which the holders of the Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of the assets of LNC, for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of LNC.

Optional Redemption

The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. We may redeem the Series C Preferred Stock at our option:

•

in whole but not in part within 90 days after the occurrence of a rating agency event at a redemption price equal to 102% of the stated amount of a share of Series C Preferred Stock (initially, $25,500 per share of Series C Preferred Stock, equivalent to $1,020 per Depositary Share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date, or

•

(i) in whole but not in part within 90 days after the occurrence of a regulatory capital event, or (ii) in whole or in part, from time to time, during the three-month period prior to March 1, 2028, and during the three-month period prior to each Reset Date thereafter in each case, at a redemption price equal to the stated amount of a share of Series C Preferred Stock (initially, $25,000 per share of Series C Preferred Stock, equivalent to $1,000 per Depositary Share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to the dividend payment date.

Holders of the shares of Series C Preferred Stock will not have the right to require the redemption or repurchase of the Series C Preferred Stock.

“Rating agency event” means that any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preferred Stock, which amendment, clarification or change results in:

•

the shortening of the length of time the Series C Preferred Stock is assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series C Preferred Stock; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the Series C Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series C Preferred Stock.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator that includes group-wide prescribed capital adequacy requirements and the capital adequacy requirements that apply to us as a result of being so subject set forth criteria pursuant to which the aggregate stated amount of the Series C Preferred Stock would not qualify as capital under such capital adequacy requirements.

If the Series C Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series C Preferred Stock to be redeemed, mailed not less than 30 days nor more than 90 days prior to the date fixed for redemption thereof (provided that, if the Series C Preferred Stock is held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares of Series C Preferred Stock held by such holder are to be redeemed, the number of such shares of Series C Preferred Stock to be redeemed from such holder;

•	the redemption price; and

•	the place or places where holders may surrender certificates evidencing the Series C Preferred Stock for payment of the redemption price.

If notice of redemption of any Series C Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series C Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series C Preferred Stock, such Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such Series C Preferred Stock will terminate, except the right to receive the redemption price, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to LNC, after which time the holders of the shares of Series C Preferred Stock so called for redemption shall look only to LNC for payment of the redemption price of such shares.

In case of any redemption of only part of the Series C Preferred Stock at the time outstanding, the Series C Preferred Stock to be redeemed shall be selected either pro rata or by lot.

If we become subject to capital adequacy supervision that includes group-wide prescribed capital adequacy requirements and the Series C Preferred Stock is included in our regulatory capital, the redemption of the Series C Preferred Stock may be subject to our receipt of any required prior approval from a capital regulator of ours and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator.

Voting Rights

Our restated articles of incorporation provide that, except as otherwise required by law, all shares of preferred stock (defined in our restated articles and this document to include all series of preferred stock outstanding from time to time) shall have the right at every shareholders’ meeting to one vote for each share of preferred stock standing in such holder’s name on the books of LNC on the date established by our board as of the record date for determination of shareholders entitled to vote at such meeting. Under the Series C Preferred Stock articles of amendment, except as otherwise provided by law, every holder of Series C Preferred Stock will have the right at every shareholders’ meeting to one vote for each share of Series C Preferred Stock standing in such holder’s name on the books of LNC on the date established by the board as the record date for determination of shareholders entitled to vote at such meeting.

In addition, at any time when six or more quarterly dividends, whether or not consecutive, on one or more series of the preferred stock shall be in default, the holders of all preferred stock at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of shareholders, voting as a class, to vote for and elect two of LNC’s directors. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the shares of the preferred stock voting as a class pursuant to the Series C Preferred Stock articles of amendment, the remaining director or directors elected by the holders of the shares of the preferred stock pursuant to the Series C Preferred Stock articles of amendment may elect a successor or successors to hold office until the next annual or special meeting of the shareholders.

At all meetings of shareholders held for the purpose of electing directors during such time as the holders of the shares of the preferred stock shall have the right, voting as a class, to elect directors pursuant to the Series C Preferred Stock articles of amendment, the presence in person or by proxy of the holders of a majority of the outstanding shares of the preferred stock then entitled, as a class, to elect directors pursuant to the Series C Preferred Stock articles of amendment shall be required to constitute a quorum of such class for the election of directors; provided, that the absence of a quorum of the holders of preferred stock shall not prevent the election at any such meeting or adjournment thereof of directors by any other class or classes of stock if the necessary quorum of the holders of such stock is present in person or by proxy at such meeting.

The right of the holders of preferred stock, voting as a class, to participate in the election of directors pursuant to the Series C Preferred Stock articles of amendment shall continue in effect in the case of all preferred stock entitled to receive cumulative dividends, until all accumulated and unpaid dividends have been paid or declared and set apart for payment on all cumulative preferred stock, the holders of which shall have been entitled to vote at the previous annual meeting of shareholders, or in the case of all non-cumulative preferred stock until non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all non-cumulative preferred stock, the holders of which shall have been entitled to vote at the previous annual meeting of shareholders, and thereafter the right of the holders of preferred stock, voting as a class, to participate in the election of directors pursuant to the Series C Preferred Stock articles of amendment shall terminate.

The foregoing voting provisions (other than the voting right described in the first paragraph under this section “— Voting Rights”) will not apply if, at or prior to the time when any such vote would otherwise be required pursuant to the Series C Preferred Stock articles of amendment, all outstanding Series C Preferred Stock shall have been redeemed or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption.

Upon termination of the right of the holders of preferred stock, voting as a class, to participate in the election of directors pursuant to the Series C Preferred Stock articles of amendment, the term of office of each director then in office elected by the holders of the preferred stock shall terminate, and any vacancy so created may be filled as provided by LNC’s bylaws.

Any director or directors elected by the holders of preferred stock, voting as a class pursuant to the Series C Preferred Stock articles of amendment, may be removed, with or without cause, only by a vote of the holders of a majority of the shares of preferred stock taken at a meeting as provided by Section 4 of Article III of our restated articles of incorporation.

So long as any shares of Series C Preferred Stock remain outstanding, LNC shall not, without the approval of the holders of a majority of the preferred stock, voting as a class:

•

Amend LNC’s restated articles of incorporation to create or authorize any kind of stock ranking prior to or on a parity with the preferred stock with respect to payment of dividends or distribution on dissolution, liquidation or winding up, or create or authorize any security convertible into shares of stock of any such kind; or

•

Amend, alter, change or repeal any of the express terms of the preferred stock, or of any series thereof, then outstanding in a manner prejudicial to the holders thereof; provided, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the preferred stock at the time outstanding, only such consent of the holders of two-thirds of the total number of outstanding shares of all series so affected shall be required, unless a different or greater vote shall be required by law; or

•

Authorize the voluntary dissolution of LNC or any revocation of dissolution proceedings theretofore approved, authorize the sale, lease, exchange, or other disposition of all or substantially all of the property of LNC, or approve any limitation of the term of existence of LNC; or

•

Merge or consolidate with another corporation in such manner that LNC does not survive as a continuing entity, if thereby the rights, preferences, or powers of the preferred stock would be adversely affected, or if there would thereupon be authorized or outstanding securities which LNC, if it owned all of the properties then owned by the resulting corporation, could not create without the approval of the holders of the preferred stock.

Transfer Agent, Registrar and Dividend Disbursing Agent

Equiniti Trust Company will be the transfer agent, registrar and dividend disbursing agent for the Series C Preferred Stock.

DESCRIPTION OF THE DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of the Depositary Shares mean those who own the Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interest in the Depositary Shares registered in street name or issue in book-entry form through DTC.

This prospectus supplement summarizes specific terms and provisions of the Depositary Shares relating to our Series C Preferred Stock. As described above under “Description of the Series C Preferred Stock”, we are issuing fractional interests in shares of the Series C Preferred Stock in the form of the Depositary Shares. Each Depositary Share will represent a 1/25th interest in a share of the Series C Preferred Stock, and will be evidenced by a depositary receipt. The shares of the Series C Preferred Stock represented by the Depositary Shares will be deposited under a deposit agreement among us, Equiniti Trust Company as the Depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares. Subject to the terms of the deposit agreement, each holder of Depositary Shares will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series C Preferred Stock represented by such Depositary Shares, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following issuance of the Series C Preferred Stock, we will deposit the Series C Preferred Stock with the Depositary, which will then issue the Depositary Shares. The deposit agreement and the form of depositary receipts will be included as exhibits to a current report on Form 8-K filed with the SEC.

Dividends and Other Distributions

Each dividend on a Depositary Share will be in an amount equal to 1/25th of the dividend declared on each share of the Series C Preferred Stock.

The Depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series C Preferred Stock to the record holders of the Depositary Shares in proportion to the number of the Depositary Shares held by each holder on the relevant record date. The Depositary will distribute any property received by it other than cash to the record holders of the Depositary Shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the Depositary Shares entitled to such distribution in proportion to the number of the Depositary Shares they hold.

Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series C Preferred Stock.

The amounts distributed to holders of the Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

Redemption of the Depositary Shares

If we redeem the Series C Preferred Stock represented by the Depositary Shares, in whole or in part, a corresponding number of Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series C Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to 1/25th of the redemption price per share payable with respect to the Series C Preferred Stock, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of the Series C Preferred Stock. Whenever we redeem shares of the Series C Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of the Depositary Shares representing shares of the Series C Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected by the Depositary pro rata, by lot. In any such case, the Depositary will redeem the Depositary Shares only in increments of 25 Depositary Shares and any integral multiple thereof.

The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the Depositary Shares not less than 30 and not more than 90 days prior to the date fixed for redemption of the Series C Preferred Stock and the Depositary Shares.

Voting of the Depositary Shares

When the Depositary receives notice of any meeting at which the holders of the Series C Preferred Stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares. Each record holder of Depositary Shares on the record date, which will be the same date as the record date for the Series C Preferred Stock, may instruct the Depositary to vote the amount of the Series C Preferred Stock represented by the holder’s Depositary Shares. Although each Depositary Share is entitled to 1/25th of a vote, the Depositary can only vote whole shares of Series C Preferred Stock. To the extent possible, the Depositary will vote the amount of the Series C Preferred Stock represented by the Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Depositary Shares, it will not vote the amount of the Series C Preferred Stock represented by such Depositary Shares.

Governing Law

The deposit agreement and the Depositary Shares will be governed by New York law.

Form of the Depositary Shares

The Depositary Shares will be issued in book-entry form through DTC. The Series C Preferred Stock will be issued in registered form to the Depositary.

Depositary

Equiniti Trust Company will be the Depositary for the Depositary Shares as of the original issue date. We may terminate any such appointment and may appoint a successor Depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series C Preferred Stock is outstanding, a person or entity appointed and serving as such Depositary.

Book-Entry System; Delivery and Form

Upon issuance, the Depositary Shares will be represented by one or more fully registered global depositary receipts, each of which we refer to as a “global security.” Each such global security will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Depositary Shares in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the Series C Preferred Stock will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except under limited circumstances, Depositary Shares represented by a global security will not be exchangeable for, and will not otherwise be issuable as, certificated depositary receipts. Investors may elect to hold interest in the global securities either through DTC (in the United States) or through Clearstream Bank, société anonyme, referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, referred to as the “Euroclear operator,” if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Depositary Shares represented by such global security for all purposes under the instruments governing the rights and obligations of holders of the Depositary Shares. Except as provided below, the actual owners of the Depositary Shares represented by a global security, referred to as the “beneficial owner,” will not be entitled to have the Depositary Shares represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of the Depositary Shares in definitive form and will not be considered the owners or holders thereof under the instruments governing the rights and obligations of holders of the Depositary Shares.

Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant of DTC, referred to as a “participant,” on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Depositary Shares. We understand that under existing industry practices, if LNC requests any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under the instruments governing the rights and obligations of holders of the Depositary Shares, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The following is based on information furnished by DTC:

DTC will act as securities depository for the Depositary Shares. The Depositary Shares will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more global securities will initially represent the Depositary Shares and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC, referred to as “direct participants,” include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, referred to as “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as “indirect participants.” The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the Depositary Shares under DTC’s system must be made by or through direct participants, which will receive a credit for the Depositary Shares on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the Depositary Shares are to be accomplished by entries made on the books of direct participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Depositary Shares, except in the event that the use of the book-entry system for the Depositary Shares is discontinued or other limited circumstances that may be provided in the instruments governing the rights and obligations of holders of the Depositary Shares.

To facilitate subsequent transfers, all Depositary Shares deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Depositary Shares with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Depositary Shares. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Depositary Shares. Under its usual procedures, DTC mails an Omnibus Proxy to LNC as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Depositary Shares will be made in immediately available funds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from LNC or the applicable agent, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the applicable agent or LNC, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of LNC or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the Depositary Shares at any time by giving reasonable notice to LNC or the applicable agent. Under such circumstances, in the event that a successor securities depository is not obtained, offered certificated depositary receipts are required to be printed and delivered. LNC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered certificated depositary receipts will be printed and delivered.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations, referred to as “Clearstream participants,” and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to the interests in global securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for its participants, referred to as “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents for the Depositary Shares. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law, collectively referred to as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Depositary Shares held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Depositary Shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of the Depositary Shares received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such Depositary Shares settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the Depositary Shares by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Depositary Shares among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations that may be relevant to U.S. Holders and non-U.S. Holders (each as defined below and collectively referred to as “Holders”) with respect to the ownership and disposition of the Depositary Shares acquired in this offering, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” U.S. Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to differing interpretations and may change (possibly with retroactive effect), and any such change could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion applies only to beneficial owners who purchase Depositary Shares for cash pursuant to this offering at the applicable offer price indicated on the cover page of this prospectus supplement and hold the Depositary Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax considerations applicable to subsequent purchasers of the Depositary Shares. This discussion does not describe any tax consequences of the ownership or disposition of the Depositary Shares arising under sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act. In addition, this discussion does not describe any tax consequences of the ownership or disposition of the Depositary Shares arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and does not address any U.S. federal tax laws other than those pertaining to the income tax, nor does it address any foreign, state or local tax consequences. This discussion also does not address any tax consequences arising under the corporate book minimum tax or the stock buyback tax of the Inflation Reduction Act of 2022.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances or status or the U.S. federal income tax consequences that may be relevant to Holders subject to special rules under the U.S. federal income tax laws, such as banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, dealers or traders in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities holdings, Holders subject to the alternative minimum tax, a U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar, Holders required to accelerate the recognition of any item of gross income with respect to the Depositary Shares as a result of such income being recognized on an “applicable financial statement,” entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, controlled foreign corporations, passive foreign investment companies, U.S. Holders holding the Depositary Shares through non-U.S. brokers or other intermediaries, non-U.S. trusts and estates that have U.S. beneficiaries, individual retirement and other tax-deferred accounts, real estate investment trusts, pass-through entities, certain former citizens or long-term residents of the United States subject to U.S. federal income tax as expatriates, persons holding the Depositary Shares through a “hybrid entity,” or persons holding the Depositary Shares as a hedge against currency risks, as a position in a “straddle” or as part of a “wash sale,” “hedging,” “conversion,” “constructive sale,” or other “integrated” transaction for tax purposes.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the Depositary Shares, the U.S. federal income tax treatment of a partner in the partnership or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. Thus, persons who for U.S. federal income tax purposes are treated as partners in a partnership or equity interest owners of another entity treated as a partnership holding any of the Depositary Shares should consult their own tax advisors.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS RELEVANT TO U.S. AND NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE DEPOSITARY SHARES, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX LAWS.

Treatment of Depositary Shares

Beneficial owners of our Depositary Shares will be treated as owners of the underlying Series C Preferred Stock for U.S. federal income tax purposes. Accordingly, each beneficial owner of a Depositary Shares will be treated as receiving a proportionate share of all cash or other property received by the Depositary in respect of the Series C Preferred Stock. References to the Series C Preferred Stock in the remainder of this U.S. federal income tax discussion include the interests in the Series C Preferred Stock represented by the Depositary Shares.

U.S. Holders

This subsection describes the U.S. federal income tax consequences of the ownership and disposition of Series C Preferred Stock by a U.S. Holder. You are a U.S. Holder if you are a beneficial owner of Series C Preferred Stock and you are:

•	an individual citizen or resident of the United States;

•

a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (and certain non-U.S. entities taxed as U.S. corporations under specialized sections of the Code);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If you are not a U.S. Holder, this subsection does not apply to you and you should refer to “— Non-U.S. Holders.”

Distributions on the Series C Preferred Stock

U.S. Holders will be taxed on distributions on the Series C Preferred Stock as dividend income to the extent the distribution is paid out of LNC’s current or accumulated earnings and profits for U.S. federal income tax purposes. If you are a noncorporate U.S. Holder, dividends paid to you will constitute “qualified dividend income” taxable to you at the preferential rates applicable to long-term capital gain, provided that you hold your Series C Preferred Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date.

Corporate holders of the Series C Preferred Stock may be eligible for a “dividends received deduction” with respect to dividend distributions that are paid on the Series C Preferred Stock, provided certain holding period requirements are satisfied.

With respect to distributions not paid out of LNC’s current or accumulated earnings and profits, you generally will not be taxed on any portion of such distribution if your tax basis in the Series C Preferred Stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis

(but not below zero) in the Series C Preferred Stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the Series C Preferred Stock. Corporate shareholders will not be entitled to a dividends-received deduction on the portion of a distribution not paid out of LNC’s current or accumulated earnings and profits.

Sale or Exchange of the Series C Preferred Stock

If you sell or otherwise dispose of your Series C Preferred Stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in your Series C Preferred Stock. Capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

Redemption of the Series C Preferred Stock

If LNC redeems your Series C Preferred Stock, the redemption generally will be a taxable event. You will generally recognize capital gain or loss on the redemption of the Series C Preferred Stock, provided that the redemption meets at least one of the following requirements as determined under U.S. federal income tax principles:

•	the redemption results in a complete termination of your stock interest in LNC;

•	the redemption is substantially disproportionate with respect to you; or

•	the redemption is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned by you, must be taken into account. It may be more difficult for a person who owns, actually or constructively by operation of the attribution rules, any of LNC’s voting stock to satisfy any of the above requirements. Conversely, the redemption of the Series C Preferred Stock from an investor who does not own any of LNC’s voting stock (either actually or constructively) will be treated as a taxable sale of the Series C Preferred Stock.

If LNC redeems your Series C Preferred Stock in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than LNC’s stock or the stock of LNC’s successor), including any amounts equal to accrued and unpaid dividends, received by you less your tax basis in the Series C Preferred Stock redeemed. Any such amounts equal to accrued and unpaid dividends on the Series C Preferred Stock will be treated by LNC as part of the redemption price and not as a dividend, unless a dividend has been declared during the then-current dividend period. This gain or loss would be long-term capital gain or capital loss if you have held the Series C Preferred Stock for more than one year. If the redemption does not satisfy any of the above requirements, then the entire amount received (without offset for your tax basis in your Series C Preferred Stock) in redemption of your Series C Preferred Stock will be treated as a distribution as described under “— Distributions on the Series C Preferred Stock” above. If a redemption of the Series C Preferred Stock is treated as a distribution that is taxable as a dividend and, subsequent to the redemption, for U.S. federal income tax purposes you continue to own (either actually or constructively) LNC’s stock, your tax basis in the redeemed Series C Preferred Stock would be transferred to your remaining shares of LNC’s stock. Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from a redemption of the Series C Preferred Stock.

Non-U.S. Holders

This section summarizes certain U.S. federal income tax consequences of the ownership and disposition of Series C Preferred Stock by a Non-U.S. Holder. You are a Non-U.S. Holder if you are a beneficial owner of

Series C Preferred Stock and you are not (i) a U.S. Holder, as defined above, or (ii) an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Dividends

Except as described below, dividends (including the proceeds of a redemption of Series C Preferred Stock to the extent treated as a dividend, as described above) paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty with the United States that provides for a lower rate. Even if you are eligible for a lower treaty rate, LNC and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the payor:

•

a valid Internal Revenue Service Form W-8BEN (or W-8BEN-E, as applicable) or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a Non-U.S. Holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) not a U.S. person and are entitled to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, LNC and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to LNC or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are (or, in the case of a Non-U.S. Holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) not a U.S. person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to U.S. Holders. If you are a corporate Non-U.S. Holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty with the United States that provides for a lower rate.

Gain on Disposition of the Series C Preferred Stock

Except as described below, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition (other than by redemption, to the extent the proceeds thereof are treated as a dividend, as described above) of Series C Preferred Stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and with respect to shareholders that are entitled to claim the benefits under certain tax treaties, the gain is attributable to a permanent establishment that you maintain in the United States; or

•

you are an individual, you hold the Series C Preferred Stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist.

If the gain is “effectively connected” as described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the disposition under regular U.S. federal income tax rates. If you are a corporate Non-U.S. Holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty with the United States that provides for a lower rate. If you are an individual Non-U.S. Holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (or such lower rate as may be specified under an applicable income tax treaty) on the gain derived from the disposition.

Backup Withholding and Information Reporting

In general, if you are a noncorporate U.S. Holder you will be subject to information reporting requirements and will be subject to backup withholding tax on dividend payments, or on proceeds of a sale of the Series C Preferred Stock, made within the United States if:

•	you fail to provide an accurate taxpayer identification number to the payor;

•	you are notified by the IRS that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, you fail to comply with applicable certification requirements.

If you sell your Series C Preferred Stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Series C Preferred Stock through a non-U.S. office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year: (1) one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or (2) such foreign partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE FOREGOING DISCUSSION DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF DEPOSITARY SHARES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts or an entity deemed to hold the assets of such plans (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary that proposes to cause a Plan to purchase Depositary Shares should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or foreign laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before purchasing the Depositary Shares to determine the need for and the availability of any exemptive relief under any Similar Law.

Each purchaser or subsequent transferee of the Depository Shares or any interest therein will be deemed to have represented that either (i) it is not and is not acting on behalf of a Plan or a non-U.S., governmental or church plan subject to Similar Laws; or (ii) its purchase and holding of the Depositary Shares (or any interest therein) is not a non-exempt prohibited transaction under ERISA or the Code and is otherwise permissible under all applicable Similar Laws.

Purchasers of the Depository Shares have exclusive responsibility for ensuring that their purchase of the Depositary Shares do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Law. The sale of any Depositary Shares is in no respect a recommendation to purchase the Depositary Shares or a representation by LNC or any of its affiliates or representatives that such an investment meets all relevant legal requirements with respect to, or that such investment is appropriate for, any Plan or any non-U.S., governmental or church plan subject to Similar Laws.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated                , 2022, between us and the underwriters named below, each of the underwriters has severally and not jointly agreed to purchase, and we have agreed to sell to each of the underwriters, the respective number of Depositary Shares set forth opposite their name below.

Underwriter	Number of Depositary Shares
BofA Securities, Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Depositary Shares sold under the underwriting agreement if any of these shares are purchased.

Depositary Shares sold by the underwriters to the public will initially be offered at the price to the public set forth on the cover of this prospectus supplement. Any Depositary Shares sold by the underwriters to securities dealers may be sold at a discount from the price to the public of up to $            per Depositary Share from the price to the public. Any such securities dealers may resell any Depositary Shares purchased from the underwriters to certain other brokers or dealers at a discount from the price to the public of up to $            per Depositary Share from the price to the public. If all the Depositary Shares are not sold at the price to the public, the underwriters may change the offering price and the other selling terms. The offering of the Depositary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

Public offering price	$
Underwriting discount	$
Proceeds, before expenses, to us	$

The aggregate proceeds to us are set forth on the cover page hereof after deducting the underwriting discounts, but before deducting our expenses in offering, the Depositary Shares. We estimate that the total expenses of this offering, including registration and filing fees, printing fees, rating agency, depositary and legal and accounting fees, but excluding the underwriting discounts, will be approximately $            million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof.

The Depositary Shares are offered for sale only in those jurisdictions where it is legal to make such offers. The Depositary Shares and the Series C Preferred Stock are a new issue of securities with no established trading market and will not be listed on any national securities exchange or included in any automated quotation system. We have been advised by the underwriters that they intend to make a market in the Depositary Shares, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, the Depositary Shares.

In connection with the offering of the Depositary Shares, the representatives may engage in transactions that have the effect of stabilizing, maintaining or otherwise affecting the price of the Depositary Shares. In addition, the representatives may bid for, and purchase, Depositary Shares in the open market to cover syndicate short positions. Finally, the representatives may reclaim selling concessions allowed for distributing the Depositary Shares in the offering of the Depositary Shares, if the representatives repurchase previously distributed Depositary Shares in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Depositary Shares above independent market levels. The representatives are not required to engage in any of these activities, may end any of them at any time, and must bring them to an end after a limited period.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

From time to time, in the ordinary course of their business, certain of the underwriters and their affiliates have provided, and may in the future provide, various financial advisory, investment banking, commercial banking or investment management services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. As part of our ordinary course of business, we enter into bilateral open derivative transactions with certain of the underwriters. In addition, the underwriters and their affiliates may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life, annuity, defined contribution and investment products of our subsidiaries. From time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Depositary Shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Depositary Shares offered hereby.

Alternative Settlement Cycle

It is expected that delivery of the Depositary Shares will be made against payment therefor on or about                , 2022, which is the              business day following the date hereof (such settlement cycle being referred to as “T+     ”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to their date of delivery may be required, by virtue of the fact that the Depositary Shares initially will settle in T+    , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Depositary Shares who wish to trade such Depositary Shares prior to their date of delivery should consult their own advisors.

Notice to Prospective Investors in European Economic Area

In relation to each member state of the European Economic Area (the “EEA”) (each, a “Relevant State”), no offer of Depositary Shares may be made to the public in that Relevant State other than to any legal entity which is a qualified investor as defined in the Prospectus Regulation, provided that no such offer of Depositary Shares shall require LNC or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this section, (i) the expression an “offer of Depositary Shares to the public” in relation to any Depositary Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Depositary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Depositary Shares and (ii) the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

This prospectus supplement and accompanying prospectus has been prepared on the basis that any offer of the Depositary Shares in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Depositary Shares. This prospectus supplement and accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA . For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”)), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in United Kingdom

No offer of Depositary Shares may be made to the public in the United Kingdom (the “UK”) other than to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation, provided that no such offer of Depositary Shares shall require LNC or any underwriter to publish a prospectus pursuant to Section 85 of the Financial Services and Markets Act 2000 (“FSMA”) or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this section, (i) the expression an “offer of Depositary Shares to the public” in relation to any Depositary Shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and the Depositary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Depositary Shares and (ii) the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”).

This prospectus supplement has been prepared on the basis that any offer of Depositary Shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Directive 2014/65/EU (as amended, “MiFID II”) as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”) where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of EUWA; or (iii) not a “qualified investor” as defined in the UK Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (ii) high net worth companies, and other persons to whom it may otherwise be lawfully communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Depositary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Depositary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of its contents.

Notice to Prospective Investors in Canada

The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The Depositary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Depositary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Depositary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Depositary Shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Depositary Shares may not be circulated or distributed, nor may the Depositary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Depositary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Depositary Shares pursuant to an offer made under Section 275, except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Depositary Shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Depositary Shares described herein. The Depositary Shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Depositary Shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Depositary Shares may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the Depositary Shares or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Depositary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Depositary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Depositary Shares.

Notice to Prospective Investors in Taiwan

The Depositary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Depositary Shares in Taiwan.

By accepting this prospectus supplement and prospectus or by subscribing to the Depositary Shares, investors are deemed to have acknowledged and agreed to abide by these restrictions.

VALIDITY OF DEPOSITARY SHARES AND SERIES C PREFERRED STOCK

The validity of the Depositary Shares and the Series C Preferred Stock will be passed upon for us by Wachtell, Lipton, Rosen & Katz. The validity of the Depositary Shares will be passed upon for the underwriters by Sullivan & Cromwell LLP. Wachtell, Lipton, Rosen & Katz will rely upon the opinion of Eric B. Wilmer, Esquire, Assistant Vice President and Senior Counsel of LNC, as to matters of Indiana law.

EXPERTS

The consolidated financial statements of Lincoln National Corporation appearing in its Annual Report on Form 10-K (including schedules appearing therein) for the year ended December 31, 2021, and the effectiveness of Lincoln National Corporation’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

LINCOLN NATIONAL CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Depository Shares

Stock Purchase Units

We will provide you with more specific terms of these securities in supplements to this prospectus. The securities we may offer may be convertible into or exercisable or exchangeable for our other securities.

By this prospectus, we or the selling securityholders may offer, from time to time, the securities described in this prospectus separately or together in any combination.

We and the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. We and the selling securityholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us and the selling securityholders from the sale of securities also will be set forth in the applicable prospectus supplement.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “LNC.”

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 25, 2020.

-i-

ABOUT THIS PROSPECTUS

This prospectus is one part of a “shelf” registration statement that we have filed on Form S-3 with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, we are registering an unspecified amount of each class of the securities described in this prospectus, as applicable, and we and the selling securityholders may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. In addition, we or any of our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other sale transaction involving the securities after their initial sale.

This prospectus provides you with a general description of the securities we may offer. Each time we, or the selling securityholders, sell securities, we and, if applicable, the selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

We have not, and any underwriter, dealer, agent or remarketing firm has not, authorized any other person to provide you with information other than the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We, and any underwriter, dealer, agent or remarketing firm, take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and any underwriter, dealer, agent or remarketing firm is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, or the context otherwise requires, all references in this prospectus to “LNC,” “we,” “our,” “us,” or similar terms refer to Lincoln National Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in the manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us, including certain of the additional information described under “Documents Incorporated by Reference,” is also available on the Investor Relations page of our website at http://www.lincolnfinancial.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Such information on our or the SEC’s website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 001-06028) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2019;

•

Those portions of our Proxy Statement for our 2020 Annual Meeting of Shareholders which were also incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020; and

•	Our Current Reports on Form 8-K filed with the SEC on March 24, 2020, May 12, 2020, May 15, 2020, June 15, 2020, August 18, 2020, and August 20, 2020; and

•	The description of our Common Stock contained in the Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description.

Each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to: Nancy A. Smith, Senior Vice President & Secretary, 150 N. Radnor-Chester Road, Radnor, PA 19087, 484-583-1400.

LNC

Business

LNC is a holding company that operates multiple insurance and retirement businesses through subsidiary companies. We sell a wide range of wealth protection, accumulation, retirement income and group protection products and solutions through our four business segments: Annuities, Retirement Plan Services, Life Insurance and Group Protection. We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.

Corporate Information

LNC was organized under the laws of the state of Indiana in 1968. We currently maintain our principal executive offices at 150 N. Radnor-Chester Road, in Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400. “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected.  In that case, the value of our securities could decline substantially.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY SELL

Senior and Subordinated Debt Securities

General

We may issue senior debt securities in one or more series under the indenture, dated as of March 10, 2009, between LNC and The Bank of New York Mellon, as trustee, as amended by the First Supplemental Indenture, dated as of August 18, 2020, between LNC and The Bank of New York Mellon, as trustee, which we refer to as the “senior indenture.” We may also issue subordinated debt securities in one or more series under the indenture to be entered into between LNC and The Bank of New York Mellon, as trustee, which we refer to as the “subordinated indenture” and together with the senior indenture as the “indentures” or each of the senior indenture and the subordinated indenture individually, as the “applicable indenture.” For purposes of this section, we refer to: (i) the senior debt securities together with the subordinated debt securities as the “debt securities;” and (ii) The Bank of New York Mellon, or any successor or additional trustee, in its respective capacity as trustee under the applicable indenture, as the “trustee.” The senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indentures. The indentures have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. We will summarize the particular terms of any series of debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures (including defined terms) and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indentures in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference. In addition, unless specified otherwise, references to such particular articles, sections or defined terms are applicable to both the senior indenture and the subordinated indenture.

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated obligations. Unless otherwise provided in the prospectus supplement, each series of subordinated debt securities will rank equally with all other series of subordinated debt securities issued under the subordinated indenture and will be unsecured and subordinate and junior in right of payment to all of our senior debt (as defined below). See “— Subordination Under Subordinated Indenture.”

We are a holding company that transacts substantially all of our business directly and indirectly through subsidiaries. Our primary assets are the stock of our operating subsidiaries. Our ability to meet our obligations on our outstanding debt and to pay dividends and our general and administrative expenses depends on the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and holders of our debt securities should look only to our assets for payment thereunder.

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us in incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future.

Terms of Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture, as applicable, or through a resolution of our board of directors, an authorized committee of our board of directors or any of our officers delegated the power of either our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s), if any, or the method of determining the interest rate(s);

•	date(s) from which interest will accrue;

•	date(s) on which interest will be payable;

•	place(s) where we may pay principal, premium, if any, and interest, if any, and where you may present the debt securities for registration of transfer or exchange;

•	place(s) where notices and demands relating to the debt securities and the applicable indenture may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	attachment to the debt securities of the series of warrants, options or other rights to purchase or sell our stock or other securities;

•	authorized denominations if other than denominations of $1,000;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any deletions or modifications of or additions to the events of default or covenants specified in the applicable indenture;

•	form(s) of the debt securities of the series;

•

currency, currencies, or currency unit(s), if other than U.S. dollars, in which the debt securities are denominated and/or in which the principal of, premium, if any, and interest, if any, on the debt securities is payable;

•

if the principal of and premium, if any, or interest, if any, on any of the debt securities of the series is to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies, or currency unit(s), other than that in which the debt securities are denominated, the period(s) within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the debt securities are to be so payable;

•

if the amount of payments of principal of and premium, if any, or interest, if any, on any of the debt securities of the series may be determined with reference to an index or indices, the manner in which such amounts are determined;

•

any additions or changes to the applicable indenture relating to a series of debt securities necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

whether any debt securities of the series are to be issuable initially in temporary global form or definitive global form and, if so, whether beneficial owners of interests in any such definitive global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner set forth in the applicable indenture;

•	if the debt securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•

whether and under what circumstances and with what procedures and documentation we will pay additional amounts on any of the debt securities of the series to any holder who is not a U.S. person, in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay additional amounts;

•

the person to whom any interest on any debt security of the series is payable, if other than the person in whose name that debt security is registered and the extent to which any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•

the terms and conditions of any right or obligation we would have, or any option you would have, to convert or exchange the debt securities into cash or any other securities or property of our company or any other person and any changes to the applicable indenture with respect to the debt securities to permit or facilitate such conversion or exchange;

•	in the case of the subordinated indenture, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

Debt securities may also be issued under the indentures upon the exercise of warrants. See “Warrants.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of Debt Securities

We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest, if any, on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest, if any, on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any other paying agent that we may designate.

Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest.

Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest, if any, on any debt security that remains unclaimed for two years after the principal, premium or interest has become due and payable will be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms. You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the applicable indenture. We will appoint the trustee as the initial security registrar under the applicable indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global debt securities. We will appoint the depository holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Debt Security

If we issue a global debt security, the depository for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depository or its nominee is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the registered owner or holder of the debt securities under the applicable indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global debt securities to the depository that is the registered holder of the global debt security or its nominee. The depository for the global debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global debt security.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund, and we may, at our option, redeem all or any part of debt securities of any series prior to their stated maturity on the terms set forth in the applicable prospectus supplement.

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. On and after the redemption date, interest will cease to accrue on the debt securities or the portions of the debt securities called for redemption.

Consolidation, Merger and Transfer of Assets

We will not consolidate with or merge into any other person or convey or transfer our assets substantially as an entirety to any person, unless:

•

the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our assets substantially as an entirety expressly assumes our obligations relating to the debt securities;

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time, or both, would become an event of default; and

•	other conditions described in the applicable indenture are met.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.

Limitation on Liens on Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, assume or guarantee any debt for borrowed money, which we refer to in this prospectus as “debt,” secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the senior debt securities (together with, if we so determine, any other debt of or guarantee by us ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that debt.

For purposes of this prospectus, “restricted subsidiary” means The Lincoln National Life Insurance Company so long as it remains a subsidiary, as well as any successor to all or a principal part of the assets of that subsidiary and any other subsidiary which our board of directors designates as a restricted subsidiary.

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any restricted subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more restricted subsidiaries;

•

the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by our board of directors acting in good faith; or

•

an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any restricted subsidiary.

For the purposes of this prospectus, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.

Modification and Waiver

Modification

From time to time, we and the trustee may, without the consent of the holders of any series of debt securities, amend, waive or supplement the indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies; and

•	conform any provision thereof to the requirements of the Trust Indenture Act or otherwise as necessary to comply with applicable law.

We and the trustee may modify and amend the applicable indenture by entering into a supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture (acting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest payable on, any debt security;

•

reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such debt security;

•	change any place of payment where, or the currency, currencies or currency unit(s) in which any debt security or any premium or the interest on any debt security is payable;

•	impair your right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or redemption date;

•	affect adversely the terms, if any, of conversion or exchange of any debt security into cash, any other securities or property of our company or any other person;

•

reduce the percentage in aggregate principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults set forth in the applicable indenture;

•	change any of our obligations to maintain an office or agency as set forth in the applicable indenture;

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults, except to increase the required percentage to effect such action, to provide, with respect to any particular series, the right to condition the effectiveness of any applicable supplemental indenture as to that series on the consent of holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of such series, or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the outstanding debt securities affected; or

•

in case of the subordinated indenture, modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

Waiver

The holders of at least a majority in aggregate principal amount of all outstanding debt securities and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series to be affected may waive compliance by us with certain restrictive covenants of the applicable indenture.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default under the applicable indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or relating to a covenant or provision which under the applicable indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, under the terms of the applicable indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any installment of interest, if any, when due;

•	default in the payment of principal, or premium, if any, when due (subject to the bullet point below);

•	default for 30 days in the payment for a sinking, purchase or analogous fund when due;

•	default in the performance, or breach, of any covenant or warranty in the applicable indenture for 60 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the applicable indenture.

The indentures provide that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of or premium, if any, or interest on any debt securities or the payment of any sinking fund installment with respect to debt securities, if the trustee considers the withholding of such notice to be in the interests of the holders of the debt securities.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy as described below), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, of all of the debt securities of that series, together with accrued interest, if any, on such debt securities, to be due and payable immediately, by a notice in writing to us and to the trustee if given by holders. Upon that declaration, the principal (or specified) amount, together with accrued interest, if any, on such debt securities, will become immediately due and payable, subject to applicable subordination provisions in case of the subordinated indenture. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the applicable indenture, rescind and annul that declaration and its consequences.

If an event of default in the case of certain events of bankruptcy exists with respect to debt securities of any series at that time outstanding, the principal amount of all debt securities of that series or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, will automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt securities, become immediately due and payable.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an event of default exists, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at your request or direction, unless you have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur in compliance with such request or direction.

Subject to the provisions for the security or indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the applicable indenture or for any remedy under the applicable indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities or, in the case of an event of default in case of certain events of bankruptcy, of all series (voting as a class) with respect to which such event of default is continuing, must have made written request, and offered indemnity satisfactory, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from such holders a direction inconsistent with that request, and must have failed to institute the proceeding.

However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, on that debt security on the due dates expressed in the debt security (or, in the case of redemption, on the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and

•

we deposit or cause to be deposited with the trustee, money or U.S. government obligations or a combination thereof, as trust funds, in an amount and in the currency or currency unit in which such debt securities are payable to be sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest, if any, to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the applicable indenture will cease to be of further effect with respect to a series of debt securities, and we will be deemed to have satisfied and discharged the applicable indenture with respect to such series. However, we will continue to be obligated to pay all other sums due under the applicable indenture and to provide the officer’s certificate and opinion of counsel described in the applicable indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indentures provide that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “— Consolidation, Merger and Transfer of Assets,” “— Limitation on Liens on Stock of Restricted Subsidiaries,” “— Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries” and from certain other obligations, as applicable, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, the principal of and any premium and interest on, all debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of execution of the applicable indenture);

•	no event of default under the applicable indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the applicable indenture are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest, if any, on any senior debt, as defined below under “Subordination

Under Subordinated Indenture,” and that default is continuing or an event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into cash or other securities or property of our company or any other person. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or cash you would receive would be issued or delivered.

Subordination Under Subordinated Indenture

In the subordinated indenture, we will agree, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities, other than sinking fund payments.

We will not make any payments of principal of, premium, if any, or interest, if any, on the subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists;

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists; or

•	any judicial proceeding is pending in connection with any such default.

When we use the term “debt” we mean, with respect to any person, the principal of, premium, if any, and interest, if any, on debt of such person, whether incurred on, prior to, or after, the date of the subordinated indenture, whether recourse is to all or a portion of the assets of that person and whether or not contingent, which includes:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed;

•

every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created;

•	every capital lease obligation of that person;

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party; and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest, if any, on debt, whether incurred on, prior to, or after, the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of our company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, was without recourse to our company;

•	any debt of our company to any of our subsidiaries;

•	debt to any employee of our company or any of our subsidiaries;

•	any liability for taxes;

•

debt or other monetary obligations to trade creditors or assumed by our company or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services; and

•	the subordinated debt securities.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business.

Junior Subordinated Debt Securities

We may issue junior subordinated debt securities in one or more series under a junior subordinated indenture, dated as of March 10, 2009, between LNC and The Bank of New York Mellon, as junior subordinated indenture trustee. The junior subordinated indenture (including the form of the junior subordinated debt securities) is filed as an exhibit to the registration statement that includes this prospectus. The junior subordinated indenture has been qualified under the Trust Indenture Act. See “Where You Can Find More Information” for information on how to obtain the junior subordinated indenture.

This summary of the junior subordinated indenture and the junior subordinated debt securities relates to terms and conditions applicable to the junior subordinated debt securities generally. We will summarize the particular terms of any series of junior subordinated debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the junior subordinated indenture and the junior subordinated debt securities set forth below and the summary of the material terms of a particular series of junior subordinated debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the junior subordinated indenture and the junior subordinated debt securities for complete information regarding the terms and provisions of the junior subordinated indenture (including defined terms) and the junior subordinated debt securities. Wherever we refer to particular articles, sections or defined terms of the junior subordinated indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, unless otherwise provided in the supplemental indenture, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all of our senior debt as defined in the junior subordinated indenture, which includes all debt issued under our senior indenture or subordinated indenture. See “— Subordination.”

We are a holding company that transacts substantially all of our business directly and indirectly through subsidiaries. Our primary assets are the stock of our operating subsidiaries. Our ability to meet our obligations on our outstanding debt and to pay dividends and our general and administrative expenses depends on the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the junior subordinated debt securities will be effectively junior subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and holders of our junior subordinated debt securities should look only to our assets for payment thereunder.

Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit our incurrence or issuance of other secured or unsecured debt, whether under the junior subordinated indenture or any other indenture that we may have entered into or may enter into in the future or otherwise. See “— Subordination” and the prospectus supplement relating to any offering of junior subordinated debt securities.

We will issue the junior subordinated debt securities in one or more series pursuant to an indenture supplemental to the junior subordinated indenture or a resolution of our board of directors (as defined in the junior subordinated indenture) or a committee thereof.

The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

•	the title of the junior subordinated debt securities;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities;

•	the date or dates on which the principal of the junior subordinated debt securities is payable (which we refer to as the “stated maturity”) or the method of determination of the stated maturity;

•

the rate or rates, if any, at which the junior subordinated debt securities will bear interest, the interest payment dates on which interest will be payable, our right, if any, to defer or extend an interest payment date and the regular record date for interest payable on any interest payment date or the method by which any of these items will be determined;

•

the place or places where the principal of and premium, if any, and interest on the junior subordinated debt securities will be payable and where the junior subordinated debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debt securities and the junior subordinated indenture may be made;

•	the periods, terms and conditions upon which junior subordinated debt securities may be redeemed, in whole or in part, at our option;

•

our obligation or right, if any, or the obligation or right of, if any, a holder to redeem, purchase or repay the junior subordinated debt securities and the terms and conditions upon which the junior subordinated debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any junior subordinated debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

•

if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of and premium and interest, if any, on the junior subordinated debt securities shall be payable, or in which the junior subordinated debt securities shall be denominated;

•	any additions, modifications or deletions in the events of default or covenants specified in the junior subordinated indenture with respect to the junior subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•

any additions or changes to the junior subordinated indenture with respect to a series of junior subordinated debt securities as shall be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debt securities and the manner in which these amounts will be determined;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debt securities of the series and the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•

whether the junior subordinated debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depository for the global securities, which depository will be a clearing agency registered under the Securities Exchange Act of 1934, as amended;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any right of us or a holder to convert or exchange the junior subordinated debt securities into our other securities or property;

•	the form of trust agreement and guarantee agreement, if applicable;

•

the relative degree, if any, to which junior subordinated debt securities of the series shall be senior or subordinated to other series of our junior subordinated debt securities in right of payment, whether other series of junior subordinated debt securities are outstanding or not; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture.

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as junior subordinated debt securities as previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

We may sell junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which is below market rates at the time of issuance. We will describe certain U.S. federal income tax consequences and special considerations applicable to any junior subordinated debt securities in the applicable prospectus supplement.

The purchase price of any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. Junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, or premium or interest, if any, on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to the junior subordinated debt securities and foreign currency or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of any principal, premium or interest payable with respect to any series of junior subordinated debt securities, we will describe the special U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $25 and any integral multiple of $25.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms.

You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the junior subordinated indenture. We will appoint the trustee as the initial security registrar as specified in the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Junior Subordinated Debt Securities

We may issue all or any part of a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will appoint the depository holding the global junior subordinated debt securities. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global junior subordinated debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global junior subordinated debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Security

If we issue a global junior subordinated debt security, the depository for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

So long as the depository or its nominee is the registered owner of a global junior subordinated debt security, the depository or its nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form; and

•	will not be considered the registered owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global junior subordinated debt securities to the depository that is the registered holder of the global junior subordinated debt security or its nominee. The depository for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global junior subordinated debt security.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal of and any premium and interest on junior subordinated debt securities at the office of the junior subordinated indenture trustee in the City of New York, or at the office of any paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest on junior subordinated debt securities to the person or entity in whose name the junior subordinated debt security is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. However, we will be required to maintain at all times a paying agent in each place of payment for each series of junior subordinated debt securities.

Any moneys that we deposit with the junior subordinated indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and any premium or interest on any junior subordinated debt security that remains unclaimed for two years after becoming due and payable will be repaid to us at our request. After that time, the holder of the junior subordinated debt security will look, as a general unsecured creditor, only to us for payment of those amounts.

Option to Extend Interest Payment Date

If provided in the applicable prospectus supplement and subject to any terms, conditions and covenants contained in the prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for that number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each of which we refer to as an “extension period”). However, no extension period may extend beyond the stated maturity of the applicable series of junior subordinated debt securities. We will describe certain U.S. federal income tax consequences and special considerations applicable to the junior subordinated debt securities in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement:

•	junior subordinated debt securities will not be subject to any sinking fund;

•

we may, at our option, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time on the terms set forth in the applicable prospectus supplement. We may redeem junior subordinated debt securities in denominations larger than $25 in part but only in integral multiples of $25;

•	the redemption price for any junior subordinated debt security shall equal the principal amount of the security, plus any accrued and unpaid interest to the redemption date; and

•

if a special event as described below has occurred and is continuing with respect to a series of junior subordinated debt securities, we may, at our option, redeem that series of junior subordinated debt securities in whole, but not in part, after the occurrence of the special event, at a redemption price equal to 100% of the principal amount of the junior subordinated debt securities of that series then outstanding plus accrued and unpaid interest to the redemption date.

A “special event” means a “tax event” or an “investment company event.” A “tax event” occurs when we receive an opinion of counsel experienced in such matters to the effect that as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the preferred securities of a trust, there is more than an insubstantial risk that:

•

the trust is, or will be within 90 days of the date of the opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•

interest payable by us on the series of subordinated debt securities is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount other taxes, duties or other governmental changes.

An “investment company event” occurs when, in respect of a trust, we receive an opinion of counsel experienced in such matters to the effect that, as a result of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the trust is, or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which becomes effective on or after the date of original issuance of the preferred securities of the trust.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, interest will cease to accrue on those junior subordinated debt securities called for redemption on and after the redemption date.

Restrictions on Certain Payments

We will also covenant, as to each series of junior subordinated debt securities issued to a trust, that we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the junior subordinated debt securities; or

•

make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the junior subordinated debt securities;

if at such time:

•

any event has occurred of which we have actual knowledge that, with the giving of notice or the lapse of time, or both, would constitute a junior subordinated debt security event of default with respect to the junior subordinated debt securities of that series, which default we have not taken reasonable steps to cure;

•	we are in default with respect to payment of any obligations under our guarantee relating to the related trust preferred securities; or

•

we have given notice of our selection of an extension period as provided in the junior subordinated indenture with respect to the junior subordinated debt securities of that series and have not rescinded such notice, or that extension period, or any extension of that extension period, shall be continuing.

The following actions are not subject to the restrictions described above:

•	dividends or distributions in our common stock;

•	redemptions or purchases of any rights pursuant to a rights plan, if any, and the declaration of a dividend of rights or the issuance of stock under a plan in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Modification of Junior Subordinated Indenture

From time to time, we and the junior subordinated indenture trustee may, without the consent of the holders of any series of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•

curing ambiguities, defects or inconsistencies, as long as the cure does not materially adversely affect the interest of the holders of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities (as described under “— Corresponding Junior Subordinated Debt Securities” below), the holders of the related trust preferred securities so long as they remain outstanding; and

•	qualifying, or maintaining the qualification of, the junior subordinated indenture under the Trust Indenture Act.

We and the junior subordinated indenture trustee may generally modify the junior subordinated indenture in a manner affecting the rights of the holders of one or more series of the junior subordinated debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of junior subordinated debt securities affected. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:

•

change the stated maturity or reduce the principal amount of any series of junior subordinated debt securities, or reduce the rate or extend the time of payment of interest on those securities, other than an extension as contemplated by the junior subordinated indenture; or

•	reduce the percentage of principal amount of junior subordinated debt securities of any series, the holders of which are required to consent to a modification of the junior subordinated indenture.

In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, so long as any of the related trust preferred securities remain outstanding:

•	no modification described in the previous paragraph may be made that adversely affects the holders of such trust preferred securities;

•	no termination of the junior subordinated indenture may occur; and

•	no waiver of any junior subordinated debt security event of default or compliance with any covenant under the junior subordinated indenture may be effective;

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related trust preferred securities unless and until the principal of and all accrued and unpaid interest on the corresponding junior subordinated debt securities has been paid in full and certain other conditions are satisfied.

In addition, we and the junior subordinated indenture trustee may execute a supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities without the consent of any holder of junior subordinated debt securities.

Junior Subordinated Debt Security Events of Default

The junior subordinated indenture provides that any one or more of the following events with respect to a series of junior subordinated debt securities that has occurred and is continuing constitutes an event of default with respect to that series of junior subordinated debt securities:

•	failure for 30 days to pay any interest on the series of the junior subordinated debt securities when due, other than the deferral of any due date in the case of an extension period;

•	failure to pay any principal or premium, if any, on the series of junior subordinated debt securities when due whether at maturity, upon redemption, by declaration or otherwise;

•

failure to observe or perform in any material respect certain other covenants contained in the junior subordinated indenture for 90 days after written notice has been provided to us by the junior subordinated indenture trustee or to us and the junior subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series;

•	our bankruptcy, insolvency or reorganization; or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

The holders of a majority in aggregate outstanding principal amount of an applicable series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee. The junior subordinated indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of an applicable series of junior subordinated debt securities may declare the principal due and payable immediately upon a junior subordinated debt security event of default. In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, if the junior subordinated indenture trustee or the holders of the corresponding junior subordinated debt securities fail to declare the principal due and payable immediately upon a junior subordinated debt security event of default, then the holders of at least 25% in aggregate liquidation preference of the related trust preferred securities may exercise that right. The holders of a majority in aggregate outstanding principal amount of a series of junior subordinated debt securities may annul the declaration and its consequences if the default (other than the non- payment of the principal of the series of junior subordinated debt securities which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and the fees and expenses of the junior subordinated indenture trustee has been deposited with the junior subordinated indenture trustee. In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding junior subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right.

The holders of a majority in aggregate outstanding principal amount of a series of junior subordinated debt securities may, on behalf of the holders of all the affected junior subordinated debt securities of that series, waive any past default, except:

•

a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the junior subordinated indenture trustee; or

•

a default with respect to a covenant which cannot be modified or amended pursuant to the terms of the junior subordinated indenture without the consent of the holder of each outstanding junior subordinated debt security.

We must file annually with the junior subordinated indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the junior subordinated indenture.

If a junior subordinated debt security event of default has occurred and is continuing as to a series of junior subordinated debt securities that correspond to a series of trust preferred securities, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debt securities, and any other amounts payable under the junior subordinated indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a junior subordinated debt security event of default has occurred and is continuing and the default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of trust preferred securities may, subject to the terms of the junior subordinated indenture, institute a legal proceeding directly against us for enforcement of payment to the holder of the principal of or interest on corresponding junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities held by the holder (which we refer to as a “direct action”). We may not amend the junior subordinated indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. If we remove the right to bring a direct action, the applicable trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. We will have the right under the junior subordinated indenture to set-off any payment made to the holder of trust preferred securities by us in connection with a direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the corresponding junior subordinated debt securities unless a trust agreement event of default has occurred and is continuing under the applicable trust agreement. See “Description of Securities We May Sell — Trust Preferred Securities — Events of Default; Notice.”

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or entity or convey or transfer our assets substantially as an entirety to any person or entity, unless:

•	the successor person or entity expressly assumes our obligations under the junior subordinated debt securities and the junior subordinated indenture;

•	immediately after giving effect to the transaction, no event of default exists, and no event which, after notice or lapse of time, or both, would become an event of default;

•

in the case of junior subordinated debt securities that correspond to a series of trust preferred securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement and guarantee; and

•	other conditions described in the junior subordinated indenture are met.

The general provisions of the junior subordinated indenture do not afford holders of the junior subordinated debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debt securities.

Satisfaction and Discharge

The junior subordinated indenture provides that when:

•

all junior subordinated debt securities not previously delivered to the junior subordinated indenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year;

•	we deposit or cause to be deposited with the junior subordinated indenture trustee funds, in trust, in the currency or currencies in which those junior subordinated debt securities are payable;

•

the deposited amount is sufficient to pay and discharge the entire amount of principal, premium and interest on those junior subordinated debt securities to the date of the deposit if those debt securities have become due and payable or to the stated maturity, as the case may be;

•	we have paid or caused to be paid all other sums payable pursuant to the junior subordinated indenture; and

•	certain other conditions prescribed in the junior subordinated debenture are met;

then with certain exceptions the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, as applicable, the principal of and any premium and interest on, all outstanding debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the junior subordinated indenture);

•	no event of default under the indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the indentures are met.

The junior subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “Subordination,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into trust preferred securities or other securities. We will describe the specific terms on which junior subordinated debt securities of any series may be so converted or exchanged in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

In the junior subordinated indenture, we have agreed that any junior subordinated debt securities will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture. Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency, the holders of senior debt will first be entitled to receive payment in full of principal and premium and interest, if any, on the senior debt before the holders of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, before the property trustee on behalf of the holders, will be entitled to receive or retain any payment with respect to the corresponding junior subordinated debt securities.

In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the outstanding senior debt (including any amounts due upon acceleration) before the holders of junior subordinated debt securities will be entitled to receive or retain any payment with respect to the junior subordinated debt securities.

No payments on account of principal, premium or interest, if any, in respect of the junior subordinated debt securities may be made if there has occurred and is continuing:

•	a default in any payment with respect to senior debt; or

•	an event of default with respect to any senior debt resulting in the acceleration of its maturity; or

•	if any judicial proceeding is pending with respect to any default.

“Debt” means with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent,

•	every obligation of that person or entity for money borrowed;

•

every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person or entity;

•

every obligation of that person or entity issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person or entity; and

•

every obligation of the type described above of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior debt” means the principal of, and premium and interest, if any, on debt, whether incurred on, prior to, or after the date of the junior subordinated indenture, unless, in the instrument creating or evidencing the debt or pursuant to which the debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other debt which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any of our debt which was without recourse to us when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code;

•	any of our debt to any of our subsidiaries;

•	any of our debt to any of our employees;

•	any liability for taxes;

•	indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services; and

•	any other debt securities issued pursuant to the junior subordinated indenture.

The junior subordinated indenture provides that the subordination provisions described above, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. We will describe any change in the applicable prospectus supplement.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Junior Subordinated Indenture Trustee

The junior subordinated indenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the junior subordinated indenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debt securities, unless offered by the holder security or indemnity satisfactory to such trustee against the costs, expenses and liabilities which the junior subordinated trustee might incur in connection with its exercise of those powers. The junior subordinated indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business. An affiliate of the junior subordinated indenture trustee may act as trustee under various of other indentures, trusts and guarantees of LNC and its affiliates in the ordinary course of business.

Corresponding Junior Subordinated Debt Securities

We may issue corresponding junior subordinated debt securities in one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In that event, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds of that issuance and the consideration paid by us for the common securities in a series of corresponding junior subordinated debt securities issued by us to the trust. We will issue each series of corresponding junior subordinated debt securities with a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust. Each series of corresponding junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities. Unless otherwise provided in the applicable prospectus supplement, holders of the related trust preferred securities for a series of corresponding junior subordinated debt securities will have certain rights in connection with modifications to the junior subordinated indenture and upon occurrence of junior subordinated debt security events of default as described under “— Modification of Junior Subordinated Indenture” and “— Junior Subordinated Debt Security Events of Default.”

If a Special Event (which we define in “Description of Securities We May Sell — Trust Preferred Securities — Redemption or Exchange” below) has occurred and is continuing with respect to a trust that issued trust preferred securities, we may, at our option, redeem the corresponding junior subordinated debt securities, in whole but not in part, subject to the provisions of the junior subordinated indenture. The redemption price for any corresponding junior subordinated debt securities will be equal to 100% of the principal amount of the outstanding corresponding junior subordinated debt securities plus accrued and unpaid interest to the redemption date. As long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the related series of trust preferred securities.

We will covenant in the junior subordinated indenture as to each series of corresponding junior subordinated debt securities, that if and so long as:

•	the trust of the related series of trust securities is the holder of all the corresponding junior subordinated debt securities;

•	a tax event (which we define in “Description of Securities We May Sell — Junior Subordinated Debt Securities — Redemption” above) in respect of such trust has occurred and is continuing; and

•

we have not redeemed a series of the corresponding junior subordinated debt securities following occurrence of a Special Event or terminated the trust pursuant to certain provisions of the related trust agreement;

we will pay to the trust the additional sums with respect to the trust securities. The junior subordinated indenture defines “additional sums” as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding securities of the trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

We will also covenant, as to each series of corresponding junior subordinated debt securities that:

•

we or any of our permitted successors under the junior subordinated indenture will maintain directly or indirectly 100% ownership of the common securities of the trust to which we have issued corresponding junior subordinated debt securities;

•	we will not voluntarily terminate, wind-up or liquidate any trust, other than:

•	in connection with a distribution of corresponding junior subordinated debt securities to the holders of the trust preferred securities in liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, and

•

we will use reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

Common Stock and Preferred Stock

General

We may issue, separately or together with other offered securities, shares of common stock or preferred stock, all as set forth in the prospectus supplement relating to the common stock or preferred stock for which this prospectus is being delivered. In addition, if the prospectus supplement so provides, the debt securities or preferred stock may be convertible into or exchangeable for common stock.

Our restated articles of incorporation currently authorize the issuance of 800,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may issue our preferred stock from time to time in one or more series by resolution of our board of directors. As of September 14, 2020, 193,252,493 shares of our common stock were issued and outstanding

As described under “Description of Securities We May Sell — Depository Shares,” we may, at our option, elect to offer depository shares evidenced by depository receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depository.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our restated articles of incorporation and our amended and restated bylaws, and the Indiana Business Corporation Law, which we refer to as the IBCL (described below), and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our restated articles of incorporation and our amended and restated bylaws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Transfer Agent and Registrar. Our common stock is traded on the New York Stock Exchange under the symbol “LNC.” The registrar and transfer agent is EQ Shareowner Services.

Voting Rights. Except as set forth below under “Anti-Takeover Provisions — Certain State Law Provisions,” each holder of record of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the shareholders, including election of directors. Holders of our common stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights. The holders of our common stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of preferred stock or other special classes of stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding.

Preemptive Rights. Holders of our common stock do not have any preemptive or similar equity rights.

Preferred Stock

General. Our restated articles of incorporation authorize our board of directors to provide for the issuance of up to ten million shares of preferred stock, in one or more series, and to fix by resolution and to the extent permitted by the IBCL, the relative rights, preferences and limitations of each series of preferred stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions in the resolutions or certificate establishing or designating the series, without a vote or any other action taken by our shareholders.

Shares Outstanding. We currently have no preferred stock outstanding.

Voting Rights. Unless otherwise provided in accordance with our amended and restated bylaws, each holder preferred stock would be entitled to one vote per share and to vote together, as a single class, with holders of our common stock on all matters submitted to a vote of the common shareholders.

Anti-Takeover Considerations

Certain Provisions of LNC’s Amended and Restated Bylaws.

Article I of our amended and restated bylaws provides that special meetings of shareholders may only be called by (i) the board of directors, (ii) the chairman of the board of directors or (iii) the secretary of the corporation at the valid written request of shareholders of record who own, or are acting on behalf of one or more beneficial owners who own, continuously for at least one year as of the record date fixed in accordance with our amended and restated bylaws to determine who may deliver a written request to call such special meeting, capital stock representing ten percent (10%) of the voting stock (the “Special Meeting Request Required Shares”), and who continue to own the Special Meeting Request Required Shares at all times between such record date and the date of the applicable meeting of shareholders. Article I of the amended and restated bylaws further provides that control shares (as discussed below) of the corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the corporation the statement required by the IBCL may, at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person, be redeemed by the corporation at their fair value pursuant to procedures authorized by a resolution of the board of directors. Article I also gives the board of directors the authority to enter into any arrangement to direct the voting of any other person’s shares in connection with a change of control of LNC.

Certain State Law Provisions.

Chapter 43 of the IBCL also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended (which includes us) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. A corporation may elect to opt out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not elect to opt out of these provisions.

Chapter 42 of the IBCL includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of an “issuing public corporation.” Unless the issuing public corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. Unless otherwise provided in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares.

“Issuing public corporation” means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and has one of the following:

•	more than 10% of its shareholders resident in Indiana;

•	more than 10% of its shares owned by Indiana residents; or

•	1,000 shareholders resident in Indiana.

An issuing public corporation may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Our restated articles of incorporation do not elect to opt out of these provisions.

Indiana insurance laws and regulations provide that no person may acquire our voting securities if that person would directly or indirectly be in control of us after the acquisition, unless that person has provided certain required information to us and to the Indiana Insurance Commissioner, and the Indiana Insurance Commissioner has approved the acquisition. Control of us is presumed to exist if any person beneficially owns 10% or more of our voting securities. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of our voting securities to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of us, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

Depositary Shares

The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to the series of security offered.

General

We may, at our option, elect to have debt securities, shares of common stock or shares of preferred stock be represented by depositary shares. We will deposit the shares of any series of preferred stock, the number of debt securities or shares of common stock (which we refer to collectively as “securities”) underlying the depositary shares under a separate deposit agreement (which we refer to as a “deposit agreement”) between us and a bank or trust company selected by us (which we refer to as the “depositary”). We will include the name and address of the depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the security represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of securities described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the whole number of securities underlying the holder’s depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number to be withdrawn, the depositary will deliver to the holder the number of whole securities to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and other Distributions

The depositary will distribute all applicable cash dividends or other cash distributions on the securities to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

If we distribute property other than in cash with respect to the securities, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines that it is not feasible to make the distribution. In this event, the depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any securities underlying the depositary shares in the applicable prospectus supplement. If any securities underlying the depositary shares are subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

If securities underlying the depositary shares are subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary as a result of the redemption, in whole or in part, of the securities held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of securities underlying that depositary share. Whenever we redeem securities from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the securities that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption. Any funds deposited by us with the depositary for any depositary shares which the holders fail to redeem shall be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which the holders of any securities underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the securities) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of securities underlying that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of securities underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the securities to the extent it does not receive specific written instructions from holders of depositary receipts representing the securities.

Record Date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the securities,

•	the depositary receives notice of any meeting at which holders of securities are entitled to vote or of which holders of securities are entitled to notice, or

•	the depositary receives notice of the mandatory conversion of or any election on our part to call any securities for redemption,

the depositary shall in each case fix a record date (which shall be the same as the record date for the securities) for the determination of the holders of depositary receipts:

•	who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale,

•	who shall be entitled to give instructions for the exercise of voting rights at any meeting, or

•	who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Depositary”), or that otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

Whenever so directed by us, the depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the termination date. The depositary may likewise terminate the deposit agreement if at any time:

•	45 days have expired after the depositary has delivered to us written notice of its election to resign, and

•	a successor depositary has not been appointed and accepted its appointment.

If any depositary receipts remain outstanding after the date of termination, the depositary:

•	will discontinue the transfer of depositary receipts,

•	will suspend the distribution of dividends to the holders,

•	will not give any further notices under the deposit agreement, other than notice of the termination, and

•	will not perform any further acts under the deposit agreement except as provided below and except that the depositary will continue to:

•	collect dividends or any other distributions on the securities, and

•

without any liability for any interest, deliver the securities, together with those dividends or distributions and the net proceeds of any sales of rights, preferences, privileges or other property, in exchange for depositary receipts surrendered.

At any time beginning two years after the termination date, the depositary may sell the securities then held by it at public or private sales, at places and upon terms as it deems proper. Without liability for any interest, the depositary may hold the net proceeds of any sale, together with any money and other property then held by it, for the proportionate benefit of the holders of depositary receipts that have not been surrendered.

Charges of Depositary

Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing securities, we will pay all charges of the depositary including charges in connection with:

•	the initial deposit of the securities;

•	the initial issuance of the depositary receipts;

•	the distribution of information to the holders of depositary receipts with respect to matters on which securities are entitled to vote;

•	withdrawals of the securities by the holders of depositary receipts; and

•	redemption or conversion of the securities.

Miscellaneous

The depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office, all reports and communications that we deliver to the depositary as the holder of securities.

Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement are limited to performing its duties in good faith without negligence or bad faith. Neither we nor the depositary are obligated to prosecute or defend any legal proceeding regarding any depositary shares or securities unless satisfactory indemnity is furnished. We and the depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

We may remove the depositary and the depositary may resign at any time, effective upon the acceptance by a successor depositary of its appointment. However, if a successor depositary has not been appointed or accepted such appointment within 45 days after the depositary has delivered to us a notice of election to resign, the depositary may terminate the deposit agreement. See “— Amendment and Termination of the Deposit Agreement” above.

Warrants

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares, property, assets or other securities described in this prospectus, including other warrants (which we refer to collectively as the “underlying warrant securities”). We may issue the warrants independently or together with any underlying warrant securities and either attached to or separate from any underlying warrant securities. We will issue each series of warrants under a separate warrant agreement (which we refer to as a “warrant agreement”) to be entered into between LNC and a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or agency relationship for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants offered pursuant to this prospectus. We will describe further terms of the warrants and the warrant agreement in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any warrants with respect to which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, other securities, property or assets at a future date or dates. The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units (which we refer to as “stock purchase units”) consisting of a stock purchase contract and either:

•	senior debt securities, subordinated debt securities or junior subordinated debt securities,

•	shares of preferred stock,

•	depositary shares, or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, LNC may deliver newly issued prepaid stock purchase contracts (which we refer to as “prepaid securities”) upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

We will describe the terms of any stock purchase contracts, stock purchase units and prepaid securities in the applicable prospectus supplement. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts, stock purchase units and prepaid securities and any document pursuant to which the prepaid securities will be issued.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Eric B. Wilmer, Esquire, Assistant Vice President and Senior Counsel of LNC and Wachtell, Lipton, Rosen & Katz, special counsel to LNC and/or by counsel named in the applicable prospectus supplement, and for any underwriters or agents, by counsel named in the applicable prospectus supplement. As of the date of this registration statement, Mr. Wilmer owns, or has the right to acquire, a number of shares of our common stock that represents less than 1% of the total outstanding shares of common stock of LNC.

EXPERTS

The consolidated financial statements of Lincoln National Corporation (“LNC”) appearing in LNC’s Annual Report (Form 10-K) for the year ended December 31, 2019 (including schedules appearing therein), and the effectiveness of LNC’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.